                                                                    Exhibit 10.5

                               EUR 16,000,000,000
                               FACILITY AGREEMENT

                               dated 26 April 2004




                                       for

                                SANOFI-SYNTHELABO

                                   arranged by

                                   BNP PARIBAS

                          MERRILL LYNCH CREDIT PRODUCTS

                           as Mandated Lead Arrangers


                                      with


                                   BNP PARIBAS
                                 acting as Agent




                     [FRESHFIELDS BRUCKHAUS DERINGER LOGO]

                                    CONTENTS


CLAUSE                                                                                                PAGE
1.     Definitions and interpretation....................................................................2
2.     The Facilities...................................................................................17
3.     Purpose..........................................................................................17
4.     Conditions of Utilisation........................................................................18
5.     Utilisation......................................................................................23
6.     Optional Currencies..............................................................................26
7.     Repayment........................................................................................27
8.     Prepayment and cancellation......................................................................28
9.     Interest.........................................................................................36
10.    Interest Periods.................................................................................39
11.    Changes to the calculation of interest...........................................................40
12.    Fees.............................................................................................41
13.    Tax gross up and indemnities.....................................................................43
14.    Increased costs..................................................................................46
15.    Other indemnities................................................................................47
16.    Mitigation by the Lenders........................................................................48
17.    Costs and expenses...............................................................................49
18.    Representations..................................................................................50
19.    Information undertakings.........................................................................53
20.    Financial covenants..............................................................................55
21.    General undertakings.............................................................................56
22.    Events of Default................................................................................61
23.    Changes to the Lenders...........................................................................66
24.    Changes to the Obligors..........................................................................69
25.    Role of the Agent and the Mandated Lead Arrangers................................................71
26.    Conduct of business by the Finance Parties.......................................................76
27.    Sharing among the Finance Parties................................................................76
28.    Payment mechanics................................................................................78
29.    Set-off..........................................................................................80
30.    Notices..........................................................................................80
31.    Calculations and certificates....................................................................82
32.    Partial invalidity...............................................................................82
33.    Remedies and waivers.............................................................................82
34.    Confidentiality..................................................................................83

CLAUSE                                                                                                PAGE
35.    Amendments and waivers...........................................................................84
36.    Governing law....................................................................................85
37.    Enforcement - Jurisdiction of French courts......................................................85
38.    Election of domicile.............................................................................85

THIS AGREEMENT is dated 26 April 2004 and made between:

(1) SANOFI-SYNTHELABO, a French company whose registered office is at 174 avenue de France, 75013 Paris, registered under identification number 395 030 844 RCS Paris (the "COMPANY");

(2) BNP PARIBAS, a French company whose registered office is at 16 boulevard des Italiens, 75009 Paris, registered under identification number 662 042 449 RCS Paris and MERRILL LYNCH CREDIT PRODUCTS, a limited liability company registered under the laws of the State of Delaware whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, USA, as mandated lead arrangers, underwriters and joint-book runners (whether acting individually or together the "MANDATED LEAD ARRANGERS");

(3) BNP PARIBAS, a French company whose registered office is at 16 boulevard des Italiens, 75009 Paris, registered under identification number 662 042 449 RCS Paris and MERRILL LYNCH CREDIT PRODUCTS, a limited liability company registered under the laws of the State of Delaware whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, USA, as lenders (the "ORIGINAL LENDERS");

(4) BNP PARIBAS, a French company whose registered office is at 16 boulevard des Italiens, 75009 Paris, registered under identification number 662 042 449 RCS Paris, as agent of the other Finance Parties (the "AGENT"); and

(5) BNP PARIBAS, a French company whose registered office is at 16 boulevard des Italiens, 75009 Paris, registered under identification number 662 042 449 RCS Paris, as presenting bank for the purpose of Clause 5 (Utilisation) only (the "PRESENTING BANK").

IT IS AGREED as follows:



                                    SECTION 1
                                 INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:


      "ACCESSION LETTER" means a document substantially in the form set out in
      Schedule 6 (Form of Accession Letter).

      "ACCEPTED SHARES" means the Shares which are to be acquired by the Company following the definitive tendering to the Offer of such Shares by their holders.

      "ACQUISITION" means the acquisition of the Shares in accordance with the Offer.

      "ACQUISITION LOAN" means a Facility A Loan, a Facility B Loan or a Facility C Acquisition Loan.

      "ACQUISITION PAYMENT" means a payment of the amount of cash consideration (determined by reference to the cash consideration payable per Shares under the Offer in respect of Accepted Shares) required to be paid by or on behalf of the Company under the Offer on the Settlement Date relating to Accepted Shares.

      "ADDITIONAL BORROWER" means Target provided that it accedes to this Agreement and any company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors).

      "ADDITIONAL COST RATE" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

      "ADDITIONAL OFFER" means any (i) additional offer resulting from the reopening of the Original Offer for additional acceptances which may be initiated by the Company following the Original Offer period in accordance with the provisions of article 5-2-3-1 of the Reglement General du CMF or
      (ii) distinct offer (offre publique simplifiee) made by the Company for all of the then outstanding Shares of the Target following the Original Offer period in accordance with the provisions of Chapter 3 of Titre III of the Reglement General du CMF.

      "ADDITIONAL OFFER RESULT NOTICE" means a notice published by the AMF of the final outcome of any Additional Offer (avis de resultat) specifying (amongst other things) the number of Shares that have been tendered to the Offer by their holders and which are to be acquired by the Company pursuant to the Additional Offer.

      "ADDITIONAL OFFER SETTLEMENT DATE" means the date on which an Acquisition Payment is to be made in respect of any Additional Offer.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Paris foreign exchange market at or about 11:00 a.m. on a particular day.

      "AMF" means the Autorite des marches financiers.

      "ANNOUNCEMENT DATE" means the date of filing of the Original Offer with the AMF, i.e. 26 January 2004.


      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

      "AVAILABILITY PERIOD" means (in each case, subject to Clause 8.4 (Mandatory Cancellation)):

      (a) in relation to Facility A, the period from and including the date of this Agreement to and including the Facility A Final Maturity Date;

      (b) in relation to Facility B, the period from and including the date of this Agreement to and including the Facility B Final Maturity Date; and

      (c) in relation to Facility C, the period from and including the date of this Agreement to and including the Facility C Final Maturity Date.

      "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

      (a) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

      (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to Facility C only, that Lender's participation in any Facility C Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

      "BASE CURRENCY" means Euro.

      "BASE CURRENCY AMOUNT" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower (or, as the case may be, by the Presenting Bank) for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

      "BORROWER" means the Company or any Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors).

      "BREAK COSTS" means the amount (if any) by which:

      (a) the interest (calculated without taking into account the Facility A Margin, the Facility B Margin, or, as applicable, the Facility C Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

      exceeds:

      (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Paris, and:

      (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

      (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

      "COMMITMENT" means a Facility A Commitment, a Facility B Commitment or a Facility C Commitment.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

      "COMPANY'S CONSIDERATION SHARES" means the new shares of the Company to be offered to Target shareholders in consideration of the Shares tendered to the Offer pursuant to the terms thereof.

      "CONFIDENTIAL INFORMATION" means any information to be delivered by the Company pursuant to Clauses 19 (Information Undertakings) and 21.8 (Offer) but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach by any Finance Party of this Agreement or (b) is known by the Finance Parties (or any of them) before the date the information is disclosed to such Finance Party(ies) by the Company or is lawfully obtained by any Finance Party after that date, other than from a source which is connected with the Company and which, in either case, as far as the relevant Finance Party is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

      "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in the form set out in Schedule 10 (Form of Confidentiality Undertaking).

      "CONSOLIDATED SUBSIDIARY" means any company which is consolidated by way of "integration globale" in the audited consolidated financial statements of the Company from time to time.

      "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "ENGAGEMENT LETTER" means the engagement letter dated on or about the date of this Agreement between the Mandated Lead Arrangers and the Company in relation to the Facility.

      "EURIBOR" means, in relation to any Loan in euro:

      (a)   the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 22 (Events of Default).

      "FACILITY" means Facility A, Facility B and/or Facility C as the case may be.

      "FACILITY A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

      "FACILITY A COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in
            Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "FACILITY A FINAL MATURITY DATE" means the date on which all the Facility A Loans shall be repaid in full, being the Facility A Original Final Maturity Date or, upon exercise of the First Extension Option, the Facility A First Extended Final Maturity Date or upon the exercise of the Second Extension Option, the Facility A Second Extended Final Maturity Date.

      "FACILITY A FIRST EXTENDED FINAL MATURITY DATE" means 25 July 2005 (or if that Day is not a Business Day, the preceding Business Day).

      "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

      "FACILITY A MARGIN" means the margin applicable to Facility A Loan as determined in accordance with Clause 9.1 (Facility A Calculation of Interest).

      "FACILITY A ORIGINAL FINAL MATURITY DATE" means 24 January 2005 (or if that Day is not a Business Day, the preceding Business Day).

      "FACILITY A SECOND EXTENDED FINAL MATURITY DATE" means 25 January 2006 (or if that Day is not a Business Day, the preceding Business Day).

      "FACILITY B" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

      "FACILITY B COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in
            Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

      "FACILITY B MARGIN" means the margin applicable to Facility B Loan as determined in accordance with Clause 9.2 (Facility B Calculation of Interest).

      "FACILITY B FINAL MATURITY DATE" means 25 January 2007 (or if that Day is not a Business Day, the preceding Business Day).

      "FACILITY C" means the multicurrency revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

      "FACILITY C ACQUISITION LOAN" means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan for the purpose of financing an Acquisition Payment.

      "FACILITY C COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C Commitment" in
            Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the amount in the Base Currency of any Facility C Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "FACILITY C FINAL MATURITY DATE" means 25 January 2009 (or if that Day is not a Business Day, the preceding Business Day).

      "FACILITY C LOAN" means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

      "FACILITY C MARGIN" means the margin applicable to Facility C Loan as determined in accordance with Clause 9.3 (Facility C Calculation of Interest).

      "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arrangers and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees).

      "FINANCE DOCUMENT" means this Agreement, the Engagement Letter, any Fee Letter, any Accession Letter, any Guarantee, any Resignation Letter and any other document designated as such by the Agent and the Company.

      "FINANCE PARTY" means the Agent, a Mandated Lead Arranger or a Lender.

      "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

      (a)   moneys borrowed;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

      (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

      "FIRST EXTENSION OPTION" means the option available to the Company to request pursuant to clause 7.1(b) that the date on which all Facility A Loans shall be repaid in full be extended until the Facility A First Extended Final Maturity Date.

      "GAAP" means, in relation to any financial statements, generally accepted accounting principles in the jurisdiction in which the entity to which such financial statements relate is incorporated.

      "GROUP" means the Company and its Subsidiaries from time to time.

      "GUARANTEE" means a first demand guarantee (garantie a premiere demande) given by the Company in the form set out in Schedule 12 (Form of Guarantee).

      "GUARANTOR" means the Company in its capacity as guarantor under a Guarantee.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "INCREASED OFFER" means the offer for all the Shares of Target to be filed by the Company on the Increased Offer Announcement Date and pursuant to which the consideration offered to the holders of the Shares of Target will be higher than the consideration previously offered to such holders for all the Shares of Target pursuant the Original Offer filed on the Announcement Date.

      "INCREASED OFFER ANNOUNCEMENT DATE" means the date of filing of the Increased Offer with the AMF, which date shall be no later than 10 Business Days following the signing of this Agreement unless otherwise agreed by the Lenders.

      "INFORMATION MEMORANDUM" means the document in the form approved by the Company concerning the Group which, at the Company's request and on its behalf, will be prepared in relation to this transaction and distributed by the Mandated Lead Arrangers to selected financial institutions for the purpose of the syndication of the Facility.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.7 (Default interest).

      "LENDER" means:

      (a)   any Original Lender; and

      (b) any bank or financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "LIBOR" means, in relation to any Loan in an Optional Currency:

      (a)   the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

      "LOAN" means a Facility A Loan, a Facility B Loan or a Facility C Loan.

      "L'OREAL" means L'Oreal SA, a French company whose registered office is at 14 rue Royale, 75008 Paris, registered under identification number 632 012 100 RCS Paris.

      "MAJORITY LENDERS" means:

      (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

      (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

      "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

      "MARGIN ADJUSTMENT DATE" means the date falling six Months following the first Utilisation Date.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition or business of either the Company or the Group taken as a whole and (b) on the ability of the Company or the Obligors taken as a whole to perform and comply with their obligations under this Agreement and any other Finance Documents to which they are respectively party.

      "MATERIAL SUBSIDIARY" means, at any time, any Consolidated Subsidiary of the Company which is named in the list of Subsidiaries set out in Schedule 13 (Material Subsidiaries) and, following the date of delivery of the Company's annual audited consolidated financial statements pursuant to Clause 19.1(a), any Consolidated Subsidiary of the Company whose net turnover (excluding turnover arising from intra-group transactions) is equal to or greater than 5 per cent. (5%) of the consolidated net turnover of the Group or whose net result (as set out in its relevant annual audited financial statements) for any of the last three financial years was equal to or greater than 5 per cent. (5%) of the Net Result of the Group for the corresponding financial year, such determination being made by reference to the most recent annual financial statements of that Consolidated Subsidiary, consolidated where applicable, used for the purpose of the most recent annual audited consolidated financial statements of the Company, as certified on the first and each subsequent date of delivery of the Company's annual audited consolidated financial statements for the time being of the Company and provided that (i) a joint-venture company whose voting rights are held equally or in almost equal proportion by the Company and another entity which is not a member of the Group shall constitute a Material Subsidiary only if it cumulatively exceeds both thresholds set out above in respect of net turnover and net result and (ii) all Material Subsidiaries together with the Company shall represent in aggregate not less than 75 per cent. or more of the consolidated net turnover or Net Result of the Group.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

      (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

      The above rules will only apply to the last Month of any period.

      "MOODY'S" means Moody's Investors Services (or any successor in title of similar standing).

      "NET RESULT" means the resultat net de l'ensemble consolide as set out in the Company's Original Financial Statements.

      "OBLIGOR" means a Borrower or the Guarantor.

      "OFFER" means the Original Offer and, as the case may be, the Additional Offer and/or the Squeeze-Out Offer.

      "OPTIONAL CURRENCY" means US dollars, Sterling and Japanese Yen.

       "ORIGINAL FINANCIAL STATEMENTS" means:

      (a) in relation to the Company, its audited consolidated financial statements together with its audited financial statements for the financial year ended 31 December 2002.

      (b) in relation to each Additional Borrower, its latest audited financial statements together with its latest audited consolidated financial statements (if any) available at the date of its accession.

      "ORIGINAL OFFER" means the offer for all of the Shares of Target filed by the Company on the Announcement Date, as amended pursuant to the Increased Offer (and as may be further amended in accordance with Clause 21.8 (Offer) and includes any other increased offer (surenchere) made in accordance with such Clause 21.8 (Offer)).

      "ORIGINAL OFFER RESULT NOTICE" means a notice published by the AMF of the final outcome of the Original Offer (avis de resultat) specifying (amongst other things) whether the Original Offer has been successful and the number of Shares that have been tendered to the Offer by their holders and which are to be acquired by the Company pursuant to that Original Offer.

      "ORIGINAL OFFER SETTLEMENT DATE" means the date on which an Acquisition Payment is to be made in respect of the Original Offer.

      "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

      "PARTY" means a party to this Agreement.

      "PRESENTING BANK" means, in relation to the Offer, BNP Paribas as banque presentatrice providing the guarantee referred to in article 5-1-4 of the Reglement General du CMF.

      "QUALIFYING LENDER" has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

      (a) (if the currency is euro) two TARGET Days before the first day of that period;

      (b)   (if the currency is sterling), the first day of that period; or

      (c) (for any other currency) two Business Days before the first day of that period,

      unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

      "REFERENCE BANKS" means, in relation to EURIBOR, the principal Paris offices of BNP Paribas, ABN AMRO and Royal Bank of Scotland. and, in relation to LIBOR, the principal office in London of BNP Paribas, ABN AMRO and Royal Bank of Scotland or such other banks as may be appointed by the Agent in consultation with the Company.

      "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

      "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 18 other than those set out in Clauses 18.4 (Power and authority),
      18.10 (No Misleading information), 18.11 (Financial Statements).

      "RESERVATIONS" means any general principles of French law limiting rights and obligations arising under any agreement which are specifically referred to in the legal opinion to be delivered by Freshfields Bruckhaus Deringer to the Finance Parties.

      "RESIGNATION LETTER" means a letter substantially in the form set out in
      Schedule 7 (Form of Resignation Letter).

      "ROLLOVER LOAN" means one or more Facility C Loans:

      (a) made or to be made on the same day that a maturing Facility C Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing Facility C Loan;

      (c) in the same currency as the maturing Facility C Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

      (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Facility C Loan.

      "SCREEN RATE" means:

      (a) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

      (b) in relation, to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

      "SECOND EXTENSION OPTION" means the option available to the Company to request pursuant to clause 7.1(c) that the date on which all Facility A Loans shall be repaid in full be extended until the Facility A Second Extended Final Maturity Date.

      "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "SELECTION NOTICE" means a notice substantially in the form set out in
      Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to a Facility A and Facility B.

      "SETTLEMENT ACCOUNT" means the account confirmed by the Presenting Bank to the Agent in the relevant Utilisation Request as being the account into which an Acquisition Payment is to be made.

      "SETTLEMENT DATE" means a date on which an Acquisition Payment is to be made.

      "SHARES" means all the issued shares of Target (including any shares in Target issued or to be issued whilst an Offer remains open for acceptance).

      "S&P" means Standard & Poors Rating Services, a division of The McGraw-Hill Inc (or any successor in title of similar standing).

      "SPECIFIED TIME" means a time determined in accordance with Schedule 11 (Timetables).

      "SQUEEZE-OUT OFFER" means any offre publique de retrait followed by an offre publique de retrait obligatoire which might be made by the Company for all of the then outstanding Shares of the Target, following the completion of the Original Offer, or as the case may be, the Additional Offer.

      "SQUEEZE-OUT OFFER ACQUISITION PAYMENT" means a payment of the amount of cash consideration required to be paid by or on behalf of the Company under the Squeeze-Out Offer on a Squeeze-Out Settlement Date in respect of the Shares tendered to the Squeeze-Out Offer.

      "SQUEEZE-OUT SETTLEMENT DATE" means a date on which a Squeeze-Out Acquisition Payment is to be made.

      "SUBSIDIARY" means, in relation to any company, another company which is controlled by it within the meaning of article L.233-3 of the French Code de Commerce.

      "SYNDICATION DATE" means the date falling on the earlier of (i) the date upon which the Mandated Lead Arrangers notify the Company that the syndication of the Facility has been completed or (ii) 31 December 2004.

      "TARGET" means Aventis SA, a French company whose registered office is at 16 avenue de l'Europe, 67300 Schiltigheim, registered under identification number 542 064 308 RCS Strasbourg.

      "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

      "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

      "TARGET GROUP" means Target and its Subsidiaries from time to time.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature imposed or collected by any country or State or by any local, national or supranational body, authority or organisation (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TOTAL" means Total SA, a French company whose registered office is at 2 place de la Coupole, La Defense 6, 92400 Courbevoie, registered under identification number 542 051 180 RCS Nanterre.

      "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C Commitments, being EUR 16,000,000,000 at the date of this Agreement.

      "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being EUR 5,000,000,000 at the date of this Agreement.

      "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being EUR 5,500,000,000 at the date of this Agreement.

      "TOTAL FACILITY C COMMITMENTS" means the aggregate of the Facility C Commitments, being EUR 5,500,000,000 at the date of this Agreement.

      "TRANSFER AGREEMENT" means an agreement substantially in the form set out in Schedule 5 (Form of Transfer Agreement) or any other form agreed between the Agent and the Company.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)   the proposed Transfer Date specified in the Transfer Agreement; and

      (b)   the date on which the Agent executes the Transfer Agreement.

      "UNPAID SUM" means any sum due and payable but unpaid by a Borrower under the Finance Documents.

      "UTILISATION" means a utilisation of a Facility.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

      "UTILISATION REQUEST" means a notice substantially in any of the forms set out in Part I of Schedule 3 (Requests).

      "VAT" means value added tax.

1.2   CONSTRUCTION

      (a) Unless a contrary indication appears, any reference in this Agreement to:

            (i) the "AGENT", any "MANDATED LEAD ARRANGER", any "FINANCE PARTY", any "LENDER", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

            (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

            (iii) "CORPORATE RECONSTRUCTION" includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de Commerce;

            (iv) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

            (v)   "GROSS NEGLIGENCE" means "faute lourde";

            (vi) a "GUARANTEE" includes any "cautionnement", "aval" and any "garantie" which is independent from the debt to which it relates;

            (vii) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            (viii) "MERGER" includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de Commerce;

            (ix) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any grouping (whether or not having separate legal personality) or two or more of the foregoing;

            (x) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

            (xi) a "SECURITY INTEREST" includes any type of security (surete reelle) and transfer by way of security;

            (xii) "SUCCESSFUL" means in relation to the Original Offer that the conditions relating to such offer have been met (including the condition relating to the acceptance of the Original Offer by holders of Shares representing a minimum of 50% of the share capital of Target) and that it will have a "suite positive" within the meaning of article 5-2-3 of the Reglement General du CMF;

            (xiii) "TRUSTEE, FIDUCIARY AND FIDUCIARY DUTY" has in each case the meaning given to such term under any applicable law;

            (xiv) "WILFUL MISCONDUCT" means "dol";

            (xv) a provision of law is a reference to that provision as amended or re-enacted; and

            (xvi) unless a contrary indication appears, a time of day is a reference to Paris time.

      (b) Section, Clause and Schedule headings are for ease of reference only.

      (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

      (d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

                                    SECTION 2
                                 THE FACILITIES

2.    THE FACILITIES

2.1   THE FACILITIES

      Subject to the terms of this Agreement, the Lenders make available:

      (a) to the Company only, a Euro term loan facility in an aggregate maximum amount equal to the Total Facility A Commitments;

      (b) to the Company only, a Euro term loan facility in an aggregate maximum amount equal to the Total Facility B Commitments; and

      (c) to the Company and the Additional Borrowers (subject to provisions of Clause 24.2 (Additional Borrowers)), a multicurrency revolving loan facility in an aggregate maximum amount equal to the Total Facility C Commitments.

2.2   FINANCE PARTIES' RIGHTS AND OBLIGATIONS

      (a) The obligations of each Finance Party under the Finance Documents are several (conjointes et non solidaires). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

      (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower shall be a separate and independent debt.

      (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.    PURPOSE

3.1   PURPOSE

      (a) The Company shall apply all amounts borrowed by it under Facility A and Facility B towards the financing of the Acquisition Payment.

      (b) The Company shall apply all amounts borrowed by it under Facility C towards:

            (i)   the financing of the Acquisition Payment;

            (ii) the financing of the reasonable fees, costs and expenses incurred by it in connection with the Offer;

            (iii) the financing of the general corporate purpose of the Group;

            (iv)  the refinancing of existing indebtedness of Target; or,

            (v) any other purpose which may be agreed from time to time between the Company and the Majority Lenders.

      (c) Each Additional Borrower shall apply all amounts borrowed by it under Facility C towards:

            (i)   the financing of its general corporate purpose; and

            (ii)  the refinancing of its existing indebtedness.

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   INITIAL CONDITIONS PRECEDENT

      (a) No Utilisation Request may be delivered unless the Agent has received all of the documents and other evidence listed in Part I of
            Schedule 2 (Conditions precedent to signing) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (b) No Utilisation shall be made under any Facility unless the Original Offer is successful.

4.2   CONDITIONS PRECEDENT TO UTILISATION UNDER FACILITY A AND FACILITY B

      (a) On each Original Offer Settlement Date, no Utilisation shall be made under Facility A or Facility B unless the Agent has received all of the documents and other evidence listed in Section 1 of Part II of
            Schedule 2 (Conditions precedent to Utilisation on each Original Settlement Date) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (b) On each Additional Offer Settlement Date (if any), no Utilisation shall be made under Facility A or Facility B unless the Agent has received all of the documents and other evidence listed in Section 2 of Part II of Schedule 2 (Conditions precedent to Utilisation on each Additional Offer Settlement Date) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (c) On each Squeeze-Out Offer Settlement Date (if any), no Utilisation shall be made under Facility A or Facility B unless the Agent has received all of the documents and other evidence listed in Section 3 of Part II of Schedule 2 (Conditions precedent to Utilisation on each Squeeze-Out Offer Settlement Date) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (d) Following the expiry of the Certain Funds Period, no Utilisation shall be made under Facility A or Facility B if:

            (i) an Event of Default or a Default is continuing or would result from the proposed Loan;

            (ii) any Repeating Representations to be made by the Company is untrue in any material respects.

4.3 CONDITIONS PRECEDENT TO UTILISATION UNDER FACILITY C FOR THE PURPOSE OF FINANCING AN ACQUISITION PAYMENT

      (a) No Utilisation shall be made under Facility C for the purpose of financing an Acquisition Payment unless and until Facility A and Facility B have been drawn in full.

      (b) On each Original Offer Settlement Date, no Utilisation shall be made under Facility C for the purpose of financing an Acquisition Payment unless the Agent has received all of the documents and other evidence listed in Section 1 of Part II of Schedule 2 (Conditions precedent to Utilisation on each Original Settlement Date) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (c) On each Additional Offer Settlement Date (if any), no Utilisation shall be made under Facility C for the purpose of financing an Acquisition Payment unless the Agent has received all of the documents and other evidence listed in Section 2 of Part II of
            Schedule 2 (Conditions precedent to Utilisation on each Additional Offer Settlement Date) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (d) On each Squeeze-Out Offer Settlement Date (if any), no Utilisation shall be made under Facility C for the purpose of financing a Squeeze-Out Acquisition Payment unless the Agent has received all of the documents and other evidence listed in Section 3 of Part II of
            Schedule 2 (Conditions precedent to Utilisation on each Squeeze-Out Offer Settlement Date) in form and substance satisfactory to the Agent.

      (e) Following the expiry of the Certain Funds Period, no Utilisation shall be made under Facility C for the purposes of financing an Acquisition Payment if:

            (i) an Event of Default or a Default is continuing or would result from the proposed Facility C Loan;

            (ii) any Repeating Representations to be made by each Obligor is untrue in any material respects.

4.4 CONDITIONS PRECEDENT TO UTILISATION UNDER FACILITY C FOR OTHER PURPOSES THAN FINANCING AN ACQUISITION PAYMENT

      (a) No Utilisation shall be made under Facility C for any other purpose than the financing of an Acquisition Payment prior to the day on which the first Settlement Date occurs.

      (b) No Utilisation shall be made under Facility C for any other purpose than the financing of an Acquisition Payment if:

            (i) an Event of Default or a Default is continuing or would result from the proposed Facility C Loan;

            (ii) any Repeating Representations to be made by each Obligor is untrue in any material respects.

4.5   CERTAIN FUNDS PERIOD

      (a) Notwithstanding any term of this Agreement, during the Certain Funds Period, the Lenders shall not be entitled to:

            (i)   refuse to participate in or make available any Acquisition
                  Loan;

            (ii)  cancel a Commitment relating to any Acquisition Loan; or

            (iii) exercise any right of rescission or similar right or remedy which it may have in relation to any Acquisition Loan,

            except as provided below in this Clause 4.5.

      (b)   Paragraph (a) does not apply if, in the opinion of the Majority
            Lenders:

            (i) a Major Representation is not correct or will not be correct immediately after the relevant Acquisition Loan is made; or

            (ii) a Major Default is continuing or will result from the making of the relevant Acquisition Loan.

      (c)   Paragraph (a) does not apply if:

            (i) in respect of a Facility A Loan or a Facility B Loan, the Company has not delivered all of the documents and other evidence required to be delivered pursuant to clause 4.2 (Conditions Precedent to Utilisation under Facility A and Facility B) in form and substance satisfactory to the Agent;

            (ii) in respect of a Facility C Acquisition Loan, the conditions precedent set out in clause 4.3(a), 4.3(b), 4.3(c) and 4.3(d) have not been met.

      (d) Nothing in this Clause 4.5 will affect the right of any Lender to refuse to participate in or make available any Acquisition Loan or to cancel a Commitment relating thereto if it is unlawful for such Lender to perform any of its obligations under the Finance Documents.

      (e) Nothing in this Clause 4.5 will affect the rights of any Finance Party in respect of any Default which is continuing upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not.

      (f) In any case, the Company shall comply with the requirements set out in Clause 5 (Utilisation).

      (g)   In this Clause 4.5:

      "CERTAIN FUNDS PERIOD" means the period beginning on the date of this Agreement and ending 11 Months following the Announcement Date.

      "MAJOR BREACH" means a breach of:

            (i)   Clause 21.2 (Compliance with laws);

            (ii) Clause 21.3 (Negative pledge) but excluding any breach by a member of the Target Group;

            (iii) Clause 21.4 (Disposals);

            (iv)  Clause 21.8 (Offer),

      provided that in respect of paragraph (i), (ii) and (iii) above, such breach shall have or is reasonably likely to have a Material Adverse Effect.

      "MAJOR DEFAULT" means any of the following Events of Default:

            (i)   Clause 22.1 (Non-payment);

            (ii) Clause 22.3 (Other obligations) but only insofar as it constitutes a Major Breach;

            (iii) Clause 22.4 (Misrepresentation) but only insofar as it relates to a Major Representation;

            (iv) Clause 22.5 (Cross-Default) but only if it relates to a payment default under the relevant Financial Indebtedness if in excess of EUR 200,000,000 and incurred by a member of the Group (excluding for the avoidance of doubt any member of the Target Group) and the creditor of such Financial Indebtedness has notified its intent to accelerate such Financial Indebtedness; or,

            (v) Clauses 22.6 (Insolvency) and 22.7 (Insolvency proceedings) but only insofar as it relates to the Company, any of its Material Subsidiaries or Target.

      "MAJOR REPRESENTATION" means any of the following representations contained in this Agreement:

            (i)   Clause 18.1 (Status);

            (ii)  Clause 18.2 (Binding Obligations);

            (iii) Clause 18.3 (Non-contravention with other obligations);

            (iv)  Clause 18.4 (Power and authority); or

            (v)   Clause 18.11 (a) and (b) (Financial Statements).

4.6   MAXIMUM NUMBER OF LOANS

      (a) The Presenting Bank may deliver as many Utilisation Requests as necessary in relation to Acquisition Loans for the purpose of achieving payment of

            Acquisition Payment in accordance with timetables and prescriptions set out by any relevant market authority.

      (b) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Facility C Loans (other than Facility C Acquisition Loans) would be outstanding.

      (c) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.6.

                                    SECTION 3
                                   UTILISATION

5.    UTILISATION

5.1   UTILISATION UNDER FACILITY A AND FACILITY B

      (a) Utilisation shall be made under Facility A and Facility B on a Settlement Date only and shall be made under each such Facility on a prorata basis (if such Utilisation is made prior to the Facility A Final Maturity Date).

      (b) Facility A or Facility B may be utilised by delivery to the Agent, by no later than 3 Business Days prior to the relevant Settlement Date, of a duly completed Utilisation Request issued by the Presenting Bank.

      (c) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (i)   it identifies the Facility to be utilised;

            (ii)  the proposed Utilisation Date is a Settlement Date;

            (iii) the currency is the Base Currency;

            (iv) the amount of the Utilisation is no greater than the Available Facility;

            (v) the proposed Interest Period complies with Clause 10 (Interest Periods); and

            (vi) it indicates the Settlement Account to which the relevant Loan shall be paid.

      (d)   Only one Loan may be requested in each Utilisation Request.

      (e) The amount of Utilisations made on a Settlement Date under Facility A and Facility B (to which shall be added, as the case may be, the amount of the Utilisation made in accordance with provisions of article 5.2 on the same date under Facility C) shall be equal to the amount of the Acquisition Payment to be made on such Settlement Date.

5.2 UTILISATION UNDER FACILITY C FOR THE PURPOSE OF FINANCING AN ACQUISITION PAYMENT

      (a) Utilisation shall be made under Facility C for the purpose of financing an Acquisition Payment on a Settlement Date only.

      (b) Facility C may be utilised for the purpose of financing an Acquistion Payment by delivery to the Agent, by no later than 3 Business Days prior to the relevant Settlement Date, of a duly completed Utilisation Request issued by the Presenting Bank.

      (c) Each Utilisation Request under Facility C issued for the purpose of financing an Acquisition Payment is irrevocable and will not be regarded as having been duly completed unless:

            (i)   the proposed Utilisation Date is a Settlement Date;

            (ii)  the currency is the Base Currency;

            (iii) the amount of the Utilisation is no greater than the Available
                  Facility;

            (iv) the proposed Interest Period complies with Clause 10 (Interest Periods).

            (v) it indicates the Settlement Account to which the relevant Facility C Acquisition Loan shall be paid.

      (d) Only one Facility C Acquisition Loan may be requested in each Utilisation Request.

5.3 UTILISATION UNDER FACILITY C FOR OTHER PURPOSES THAN FINANCING AN ACQUISITION PAYMENT

      (a) A Borrower may utilise Facility C for any other purposes than financing an Acquisition Payment by delivery to the Agent of a duly completed Utilisation Request no later than 3 Business Days prior to the relevant Utilisation Date.

      (b) No Utilisation shall be made under Facility C for any other purposes than financing an Acquisition Payment prior to the day on which the first Settlement Date occurs.

      (c) Each Utilisation Request issued for other purposes than financing an Acquisition Payment is irrevocable and will not be regarded as having been duly completed unless:

            (i) the proposed Utilisation Date is a Business Day within the Availability Period applicable to Facility C;

            (ii)  the currency of the Utilisation comply with Clause 5.3.(e);

            (iii) the amount of the Utilisation comply with Clause 5.3.(f); and

            (iv) the proposed Interest Period complies with Clause 10 (Interest Periods).

      (d)   Only one Loan may be requested in each Utilisation Request.

      (e) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

      (f) The amount of the proposed Facility C Loan must be in a minimum Base Currency Amount of EUR 100,000,000 (and, in integral multiple Base Currency Amounts of EUR 20,000,000) or, if less, the Available Facility.

      (g) Unless otherwise agreed in writing by the Majority Lenders, no Utilisation by an Additional Borrower may take place if as a result of such Utilisation, the aggregate Facility C Loans in respect of such Additional Borrower would exceed (i) for Target, EUR 5,500,000,000, and (ii) for any other

            Additional Borrower, the borrowing limit agreed by the Majority Lenders at the time of the accession to this Agreement of such Additional Borrower as provided for in Clause 24.2 (Additional Borrowers).

5.4   UTILISATION REQUEST BY THE PRESENTING BANK

      In relation to the financing of any Acquisition Payment and each time any such Acquisition Payment is requested to be paid in accordance with applicable timetables and prescriptions set out by any relevant market authority, Utilisation Requests shall be made solely by the Presenting Bank in accordance with Clauses 5.1 (Utilisation under Facility A and Facility B) and 5.2 (Utilisation under Facility C for the purpose of financing an Acquisition Payment).

      To that effect and in consideration of the Presenting Bank providing the guarantee referred to in article 5-1-4 of the Reglement General du CMF, the Company hereby irrevocably waives any rights to make any Utilisation for the purpose of financing any Acquisition Payment and delegates all such rights to the Presenting Bank which accepts such delegation and agrees to be a party to this Agreement for this sole purpose and, as the case may be, for the purposes of paragraph (b) of Clause 8.3 (Voluntary Cancellation).

      The Company agrees that delivery of an Utilisation Request by the Presenting Bank shall constitute a confirmation by the Company that each applicable condition to be satisfied on the date of this Utilisation Request pursuant to Clauses 4.1 (Initial conditions precedent) to 4.3 (Conditions precedent to Utilisation under Facility C for the purpose of financing an Acquisition Payment) is satisfied on such date.

      In the event that the Presenting Bank does no longer act as banque presentatrice under the Additional Offer and/or, as the case may be, under the Squeeze-Out Offer, no Utilisation shall be made for the purpose of financing an Acquisition Payment under the Additional Offer and/or, as the case may be, under the Squeeze-Out Offer until and unless the credit institution acting as banque presentatrice under the Additional Offer and/or, as the case may be, under the Squeeze-Out Offer accedes to this Agreement and accepts to be bound by the provisions of this Clause 5 (Utilisation).

5.5   LENDERS' PARTICIPATION

      (a) If the applicable conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

      (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

      (c) The Agent shall determine the Base Currency Amount of each Facility C Loan which is to be made in one Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.    OPTIONAL CURRENCIES

6.1   SELECTION OF CURRENCY

      A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Facility C Loan (other than a Facility C Acquisition Loan) in a Utilisation Request.

6.2   UNAVAILABILITY OF A CURRENCY

      (a)   If before the Specified Time on any Quotation Day:

            (i) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

            (ii) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the Optional Currency would contravene a law or regulation applicable to it,

            the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2(a) will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

      (b) Paragraph (a)(i) of this Clause 6.2 shall not apply in relation to Sterling or US Dollars.

6.3   AGENT'S CALCULATIONS

      Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.5 (Lenders' participation).

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.    REPAYMENT

7.1   REPAYMENT OF FACILITY A LOANS

      (a) The Company must repay the Facility A Loans in full on the Facility A Original Final Maturity Date (subject to the exercise of the First Extension Option in accordance with the provisions of paragraph (b) below and, as the case may be, of the Second Extension Option in accordance with the provisions of paragraph (c) below).

      (b) The Company shall be entitled at any time between the date falling 60 days and the date falling 30 days before the Facility A Original Final Maturity Date to request that the date on which the Facility A Loans shall be repaid in full shall be the Facility A First Extended Final Maturity Date by giving a notice in writing to the Agent to that effect.

            The First Extension Option shall be effective on the date of the Facility A Original Final Maturity Date provided that on such date:

            (i) no Event of Default or Default is continuing or would result from the exercise of the First Extension Option;

            (ii) the Repeating Representations to be made by the Company are true in all material respects; and

            (iii) the Company has paid the extension fee referred to in paragraph (a) of Clause 12.4 (Extension Fee).

      (c) To the extent that the Company has exercised the First Extension Option, The Company shall be entitled at any time between the date falling 60 days and the date falling 30 days before the Facility A First Extended Final Maturity Date to request that the date on which the Facility A Loans shall be repaid in full shall be the Facility A Second Extended Final Maturity Date by giving a notice in writing to the Agent to that effect.

            The Second Extension Option shall be effective on the date of the Facility A First Extended Final Maturity Date provided that on such date:

            (i) no Event of Default or Default is continuing or would result from the exercise of the Second Extension Option;

            (ii) the Repeating Representations to be made by the Company are true in all material respects; and

            (iii) the Company has paid the extension fee referred to in paragraph (b) of Clause 12.4 (Extension Fee).

      (d)   The Company may not reborrow any part of Facility A which is repaid.

7.2   REPAYMENT OF FACILITY B LOANS

      (a) The Company must repay the Facility B Loans in full on the Facility B Final Maturity Date.

      (b)   The Company may not reborrow any part of Facility B which is repaid.

7.3   REPAYMENT OF FACILITY C LOANS

      (a) Each Borrower which has drawn a Facility C Loan shall repay that Facility C Loan on the last day of its Interest Period.

      (b) Subject to the other terms of this Agreement, any amount repaid under paragraph (a) may be reborrowed.

      (c) No Borrower may reborrow any part of Facility C following the Facility C Final Maturity Date.

8.    PREPAYMENT AND CANCELLATION

8.1   ILLEGALITY

      If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

      (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

      (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

      (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2   CHANGE OF CONTROL OF THE COMPANY

      (a) If any person (other than L'Oreal or Total) or group of persons acting in concert (other than a concert in which L'Oreal and/or Total have a majority stake) acquires more than 50% of the voting rights of the Company:

            (i) the Company shall promptly notify the Agent upon becoming aware of that event and shall consult with the Lenders for a 60 days period commencing on the date of the notification so as to keep their respective Commitment outstanding following the occurrence of that event;

            (ii) at the end of such 60 days period, each Lender, by not less than 15 days notice to the Company, may cancel its participation in the Facilities and declare all its participations in outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable to it, whereupon the participation of such Lenders in the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

      (b) For the purpose of paragraph (a) above "ACTING IN CONCERT" has the meaning given in article L.233-10 of the French Code de Commerce.

8.3   VOLUNTARY CANCELLATION

      (a) The Company may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 100,000,000) of an Available Facility. Any cancellation under this Clause 8.3, if in respect of either of Facility A or Facility B, shall be made under both Facility A and Facility B on a prorata basis as long as there remains any Available Commitment under either Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably under the Facility concerned.

      (b) No cancellation shall be requested by the Company prior to the expiry of the Certain Funds Period without the prior written consent of the Presenting Bank. Notwithstanding paragraph (a) above, any such cancellation shall take effect immediately upon notice to the Agent.

8.4   MANDATORY CANCELLATION

      All Commitments shall be automatically cancelled if:

      (a) the Increased Offer and the note d'information relating thereto is not filed with the AMF within 10 Business Days following the signing of this Agreement (unless otherwise agreed by the Lenders);

      (b) at any time following the date hereof, the Company exercises any right it may have under any applicable regulation to withdraw the Original Offer;

      (c) at any time following the date hereof, an Original Offer Result Notice is issued evidencing that the Original Offer has not been successful;

      (d) no Original Offer Result Notice has been issued by the AMF prior to the end of a 11 Month period following the Announcement Date.

8.5   VOLUNTARY PREPAYMENT

      (a) The Company may, if it gives the Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Facilities provided that amounts voluntary prepaid shall be applied in priority
            (i) towards the discharge of sums due under Facility A and Facility B on a prorata basis as long as any sums remain outstanding under both Facility A and Facility B or (ii) if no sums remain outstanding under Facility A, towards the discharge of sums due under Facility B (as long as any sums remains outstanding under Facility B). No Amounts shall be prepaid under Facility C unless and until no amounts remain outstanding under Facility A and Facility B.

      (b) Each Facility shall be cancelled by an amount equal to the amount prepaid under such Facility.

8.6   RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

      (a)   If:

            (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up) or under an equivalent provision of any Finance Document;

            (ii) any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

            (iii) the Additional Cost Rate calculated for any Lender in accordance with Schedule 4 (Mandatory Cost Formulae) is greater than zero,

            the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

      (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

      (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.7   MANDATORY PREPAYMENT IN RELATION TO A SINGLE LENDER

      If it becomes unlawful for a Borrower to perform any of its obligations to any Lender under paragraph (c) of Clause 13.2 (Tax gross-up) or under an equivalent provision of any Finance Document,

      (a) the Company shall promptly notify the Agent upon becoming aware of that event;

      (b) that Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above or, if earlier, the date specified by that Lender in a notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.8   MANDATORY PREPAYMENT BY AN ADDITIONAL BORROWER

      Any amount borrowed by an Additional Borrower shall be prepaid immediately upon such Additional Borrower ceasing to be a member of the Group or if it is or becomes unlawful for the Guarantor to perform any of its obligations under the related Guarantee.

8.9   MANDATORY PREPAYMENT DUE TO UNLAWFULNESS

      Any amount borrowed by a Borrower shall be prepaid immediately if it is or becomes unlawful for that Borrower to perform any of its obligations under any Finance Documents.

8.10  MANDATORY PREPAYMENT AND CANCELLATION FROM NET CASH PROCEEDS

      (a) The Company (for itself or, as the case may be, on behalf of any Additional Borrower) shall, subject to paragraph (b), (c), (f), (g), and (h) below, prepay and cancel the Facilities by an amount equal to the amount of Net Cash Proceeds received by or for the account of any member of the Group.

      (b) The obligation to prepay pursuant to this Clause 8.10 an amount equal to Net Disposal Proceeds received by any member of the Group shall apply only in respect of Net Disposal Proceeds received in any given financial year in aggregate in excess of EUR 2,000,000,000. Such prepayment shall be made on the last day of the Interest Period which expires immediately after 30 June each following year, starting from (and including) 30 June 2005.

      (c) Any prepayment pursuant to this Clause 8.10 in respect of Net Securitisation Program Proceeds shall be made on the last day of the Interest Period which expires immediately after 30 June each following year, starting from (and including) 30 June 2005.

      (d) Amounts to be prepaid pursuant to this Clause 8.10 shall be applied in priority towards (i) the prepayment of Facility A and Facility B on a prorata basis as long as any sums remain outstanding under both Facility A and Facility B and (ii) if no sum remains outstanding under Facility A, toward the prepayment of Facility B as long as any sums remain outstanding under Facility B. In both cases, if the amount to be prepaid exceeds the amounts outstanding under Facility A and Facility B, such excess shall be applied towards the prepayment of Facility C (up to the then outstanding amount under Facility C) and Commitment relating to Facility C shall be cancelled for an amount equal to such excess.

            If at the date of the prepayment to be made pursuant to this Clause 8.10, no amounts remains outstanding under Facility A and Facility B, the amounts to be prepaid shall be applied entirely towards the prepayment of Facility C (up to the then outstanding amount under Facility C) and Commitment relating to Facility C shall be cancelled for an amount equal to such prepayment.

      (e) The Company shall promptly and in any event within two Business Days notify the Agent forthwith of receipt by any member of the Group of any Net Disposal Proceeds.

      (f) Prepayments shall not be required to be made pursuant to this Clause 8.10, if and to the extent such prepayments cannot be funded otherwise than in breach of legal provisions regarding corporate interest, financial assistance and fiduciary duties of directors, if and to the extent that proceeds need to be upstreamed to the Company (unless the relevant Net Cash Proceeds has been received by an Additional Borrower which can use the said amount in prepayment of Loans made to it) by loan, cash transfer or dividend payment, where such upstreaming cannot lawfully be done, it being understood that in such case the Company shall make its best efforts to ensure that, to the extent possible, the prohibition to such upstreaming is overcome as soon as possible and that the corresponding prepayment shall be made immediately when it can be legally funded.

      (g) If the Company notifies the Agent that, and establishes to the Agent's reasonable satisfaction that (a) a prepayment pursuant to this Clause 8.10 cannot be lawfully funded otherwise than by way of an intra-group loan causing the application of any applicable "thin capitalization rules" at the level of the relevant borrower and (b) that the application of such "thin capitalization rules" would result in an increase of the effective amount of tax payable by such borrower (excluding for the avoidance of doubt, any reduction of any tax losses of such borrower), then such prepayment shall not be required to be made pursuant to this Clause 8.10. The prepayment shall be made immediately when it can be funded otherwise than by way of an intra-group loan or when it can be funded otherwise than by way of an intra-group loan causing the application of any relevant "thin capitalization rules" in the conditions described above.

      (h) If the Company notifies the Agent that, and establishes to the Agent's reasonable satisfaction that (a) a prepayment pursuant to this Clause 8.10 cannot be lawfully funded otherwise than by way of a distribution of dividends and that (b) such distribution of dividends cannot be made without triggering the effective payment, by the person making the distribution, of a Precompte (other than a Precompte which may be refunded on the basis of a double taxation agreement), then such prepayment shall not be required to be made pursuant to this Clause 8.10. The prepayment shall be made immediately when it can be funded otherwise than by a distribution of dividends or when it can be funded by way of distribution of dividends without triggering the payment of Precompte in the conditions described above.

      (i) If the Company notifies the Agent that, and establishes to the Agent's reasonable satisfaction that (a) a prepayment pursuant to this Clause 8.10 cannot be lawfully funded otherwise than by way of a distribution of dividends and/or reserves and that (b) such distribution of dividends and/or reserves cannot be made without triggering the effective payment, by the person making the distribution, of the prelevement exceptionnel provided for by article 95 of the French Loi de Finance for 2004, then such prepayment shall not be required to be made prior to 1st January 2006 provided that such prepayment shall be made as soon as practicable following such date.

      (j)   In this Clause,

            "NET CASH PROCEEDS" means any Net Disposal Proceeds or Net Securitisation Program Proceeds.

            "NET DISPOSAL PROCEEDS" means, in relation to any disposal of any asset (other than a disposal of current assets (actifs circulants) made in the ordinary course of business or disposal of assets made to the benefit of another member of the Group), any cash proceeds (or in the case of consideration paid by way of an issue of debt, bond or equity instrument delivered to the transferor, an equivalent amount thereto) thereof from time to time that are to be received by or for the account of any member of the Group net of:

            (i)   any tax liability arising from such disposal;

            (ii) any reinvestment made out of such cash proceeds to the extent that (a) such reinvestment is made no later than 30 June of the year following the financial year during which such cash proceeds have been received and (b) such reinvestment is made in businesses, shares or other assets consistent with the nature of business of the Company or the Group as carried on at the date of this Agreement; and

            (iii) reasonable commissions, fees and expenses payable by any member of the Group in connection with such disposal (without limitation, including pursuant to earn out provisions and taking into account the amount of any proceeds received in respect of repayment or disposal of any intra group loan).

            but excluding:

            (a) in the case of a disposal of a Subsidiary where liabilities to third parties are assumed by other members of the Group as part of the consideration for the sale of that Subsidiary, such amount of the consideration received by the Group which is attributable to that assumption;

            (b) in the case of a disposal by a Subsidiary that is not a wholly-owned Subsidiary, the pro rata share of such cash proceeds attributable to the minority interests in that Subsidiary; and

            (c) in the case of a disposal effected by a Subsidiary, the repayment of Financial Indebtedness related to the assets subject to the disposal which are required to be repaid in order to effect the disposal.

            "NET SECURITISATION PROGRAM PROCEEDS" means, in relation to any securitisation or trade receivables sale program entered into by any member of the Group, the amount, if any, by which the aggregate amounts utilised under such programs at the end of any financial year exceeds the aggregate amounts utilised under such programs at the end of the preceding financial year. It is understood that, in respect of any such programs entered into by Target and its Subsidiaries, and for the financial year in which the Company will gain the effective control of Target, the Net Securitisation Program Proceeds will include the amount, if any, by which the aggregate amounts utilised under such programs at the end of the relevant financial year exceeds the aggregate amounts utilised under such programs on the date on which the Company gained the effective control of Target. For the purposes of this Clause 8.10, the Company undertakes to notify the Agent, forthwith upon gaining the effective control of Target, of the aggregate amounts utilised under such programs and shall notify the Agent no later than 31 January each year of the aggregate amounts utilised under such programs at the end of the preceding two financial years and of the corresponding Net Securitisation Program Proceeds, if any.

            "PRECOMPTE" means the "precompte" as defined in article 223 sexies of the French Code General des Impots, or any equivalent tax in any jurisdiction or replacing the above provided in each case that such tax is a final liability and is not refundable.

8.11  MANDATORY PREPAYMENT AND CANCELLATION FROM NET DEBT ISSUE PROCEEDS

      (a) The Company shall, subject to paragraph (b) and (e) below, prepay and cancel Facility A and Facility B by an amount equal to the amount of Net Debt Issue Proceeds received by or for the account of any member of the Group.

      (b) The obligation to prepay pursuant to this Clause 8.11 an amount equal to Net Debt Issue Proceeds received by any member of the Group shall apply only in respect of Net Debt Issue Proceeds received in aggregate in excess of EUR 1,000,000,000 following the date of this Agreement and until amounts outstanding under Facility A and Facility B are reduced to two thirds of the aggregate of the Total Facility A Commitment and the Total Facility B Commitment at the date of this Agreement.

      (c) Amounts to be prepaid pursuant to this Clause 8.11 shall be applied towards the prepayment of Facility A and Facility B on a prorata basis as long as any sums remain outstanding under both Facility A and Facility B.

      (d) Any prepayment pursuant to this Clause 8.11 shall be made on the last day of the Interest Period which expires immediately after the date of receipt by any member of the Group of any Net Debt Issue Proceeds.

      (e) Paragraph (f), (g), (h) and (i) of Clause 8.10 (Mandatory Prepayment and Cancellation from Net Cash Proceeds) shall apply mutatis mutandis in respect of prepayment to be made pursuant to this Clause 8.11.

      (f)   In this Agreement:

            "DEBT ISSUE" means any issue of bonds or notes (including convertible bonds and other equity-linked debt instruments), debt securities (excluding for the avoidance of doubt, billets de tresorerie or commercial paper with a tenor of less than one year) or other capital markets instruments of any kind by any member of the Group whether to the public, one or more private places or otherwise and whether or not listed on any stock exchange.

            "NET DEBT ISSUE PROCEEDS" means, in relation to any Debt Issue, any cash proceeds that are to be received by or for the account of any member of the Group net of reasonable commissions, fees and expenses payable by any member of the Group in connection with such Debt Issue.

8.12  RESTRICTIONS

      (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

      (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

      (c) No Borrower may reborrow any part of Facility A or Facility B which is prepaid.

      (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

      (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

      (f) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

9.    INTEREST

9.1   FACILITY A CALCULATION OF INTEREST

      (a) The rate of interest on each Facility A Loan for each Interest Period shall be the percentage rate per annum which is the aggregate of the applicable:

            (i)   Facility A Margin;

            (ii)  EURIBOR; and

            (iii) Mandatory Cost, if any.

      (b) The Facility A Margin shall be equal to 0.40% in respect of each Interest Period commencing prior to the Margin Adjustment Date.

      (c) The Facility A Margin applicable to any Interest Period commencing on or following the Margin Adjustment Date shall be equal to the average of the percentage rates per annum set below opposite the credit rating assigned respectively by S&P and Moody's on the long term unsecured and unsubordinated debt or on the Facility itself (as agreed between the Company and the Mandated Lead Arrangers) of the Company on the first day of such Interest Period:

RATINGS ASSIGNED BY S&P AND MOODY'S                       MARGIN (%)
AA-/Aa3 or above                                             0.35
A+/A1 or A/A2                                                0.40
A-/A3                                                        0.45
BBB+/Baa1 or below or no rating                              0.525

9.2   FACILITY B CALCULATION OF INTEREST

      (a) The rate of interest on each Facility B Loan for each Interest Period shall be the percentage rate per annum which is the aggregate of the applicable:

            (i)   Facility B Margin;

            (ii)  EURIBOR; and

            (iii) Mandatory Cost, if any.

      (b) The Facility B Margin shall be equal to 0.45% in respect of each Interest Period commencing prior to the Margin Adjustment Date.

      (c) The Facility B Margin applicable to any Interest Period commencing on or following the Margin Adjustment Date shall be equal to the average of the percentage rates per annum set below opposite the credit rating assigned respectively by S&P and Moody's on the long term unsecured and unsubordinated debt or on the Facility itself (as agreed between the Company and the Mandated Lead Arrangers) of the Company on the first day of such Interest Period:

RATINGS ASSIGNED BY S&P AND MOODY'S                              MARGIN (%)
AA-/Aa3 or above                                                 0.40

A+/A1 or A/A2                                                    0.45

A-/A3                                                            0.50

BBB+/Baa1 or below or no rating                                  0.575

9.3   FACILITY C CALCULATION OF INTEREST

      (a) The rate of interest on each Facility C Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

            (i)   Facility C Margin;

            (ii) EURIBOR or, in relation to any Loan in an Optional Currency, LIBOR; and

            (iii) Mandatory Cost, if any.

      (b) The Facility C Margin shall be equal to 0.50% in respect of each Interest Period commencing prior the Margin Adjustment Date.

      (c) The Facility C Margin applicable to any Interest Period commencing on or following the Margin Adjustment Date shall be equal to the average of the percentage rates per annum set below opposite the credit rating assigned respectively by S&P and Moody's on the long term unsecured and unsubordinated debt or on the Facility itself (as agreed between the Company and the Mandated Lead Arrangers) of the Company during such Interest Period:

RATINGS ASSIGNED BY S&P AND MOODY'S                              MARGIN (%)
AA-/Aa3 or above                                                 0.45

A+/A1 or A/A2                                                    0.50

A-/A3                                                            0.55

BBB+/Baa1 or below or no rating                                  0.625

9.4   GENERAL PROVISIONS REGARDING MARGIN ADJUSTMENTS

      If there is a change of the credit rating assigned by S&P or Moody's during an Interest Period, for the purpose of determining the applicable rate of interest, such change shall take effect for each Loan on the next Interest Period in respect thereto.

9.5 ADJUSTMENT OF THE MARGIN UPON REPAYMENT AND CANCELLATION OF MORE THAN 50% OF THE TOTAL COMMITMENT

      Each of the applicable Facility A Margin, Facility B Margin and Facility C Margin determined in accordance with the provisions of Clause 9.1 to 9.4 above shall be reduced by 0.05% per annum following the date on which more than 50% of the Total Commitments as of the date of this Agreement has been repaid and/or cancelled. Such change shall take effect for each Loan on the next Interest Period in respect thereto.

9.6   PAYMENT OF INTEREST

      The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

9.7   DEFAULT INTEREST

      (a) If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue to the fullest extent permitted by law on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% (one per cent.) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.7 shall be immediately payable by the Borrower on demand by the Agent.

      (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

            (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

            (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 1% (one per cent.) higher than the rate which would have applied if the overdue amount had not become due.

      (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of
            Article 1154 of the French Code Civil, such interest is due for a period of at least one year, but will remain immediately due and payable.

9.8   NOTIFICATION OF RATES OF INTEREST

      The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

9.9   EFFECTIVE GLOBAL RATE (TAUX EFFECTIF GLOBAL)

      For the purposes of Articles L313-1 et seq, R 313-1 and R313-2 of the Code de la Consommation, the Parties acknowledge that by virtue of certain characteristics of the Facility (and in particular the variable interest rate applicable to Loans and the Borrower's right to select the currency and the duration of the Interest Period of each

      Loan) the taux effectif global cannot be calculated at the date of this Agreement. However, the Company acknowledges that it has received from the Agent a letter containing an indicative calculation of the taux effectif global for each Facility, based on figured examples calculated on assumptions as to the taux de periode and duree de periode set out in the letter. The Parties acknowledge that that letter forms part of this Agreement.

10.   INTEREST PERIODS

10.1  SELECTION OF INTEREST PERIODS

      (a)   Each Interest Period shall have a duration of one Month until:

            (i) in respect of Facility A Loans and Facility B Loans only, the Agent receives a Selection Notice requesting another duration in accordance with the provisions of paragraph (b) below; or,

            (ii) in respect of any Loan, the Borrower shall select another duration in accordance with the provisions of paragraph (c) below.

      (b) The Company may not send the Selection Notice to the Agent prior to the Syndication Date. The Company shall select pursuant to the Selection Notice an Interest Period duration under Facility A Loans and Facility B Loans of two, three or six Months (or any other duration agreed between the Agent (acting on the instruction of all the Lenders) and the Company). The selected Interest Period duration shall apply to all Interest Periods relating to Facility A Loans and Facility B Loans until the Facility A Final Maturity Date and the Facility B Final Maturity Date respectively.

      (c) Following the Syndication Date, any Utilisation Request delivered to the Agent may select an Interest Period duration of one, two, three or six Months (or any other period agreed between the Agent (acting on the instruction of all the Lenders)) and the Company. Utilisation Request delivered prior to the Syndication Date shall not select an Interest Period duration other than one Month.

      (d) Each Interest Period for a Loan shall start on the Utilisation Date and each successive Interest Period shall commence on the last day of the previous one.

      (e) The first Interest Period of any Facility A Loan shall end on the last day of all other outstanding Facility A Loans (if any).

      (f) The first Interest Period of any Facility B Loan shall end on the last day of all other outstanding Facility B Loans (if any).

      (g) An Interest Period for a Loan shall not extend beyond the final maturity date applicable to the Facility to which it relates.

10.2  NON-BUSINESS DAYS

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.3  CONSOLIDATION OF LOANS

      If two or more Interest Periods:

            (i) relate to Loans made under the same Facility and in the same currency;

            (ii)  end on the same date; and

            (iii) are made to the same Borrower,

      those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

11.   CHANGES TO THE CALCULATION OF INTEREST

11.1  ABSENCE OF QUOTATIONS

      Subject to Clause 11.2 (Market disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2  MARKET DISRUPTION

      (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

            (i)   the Margin;

            (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

            (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

      (b)   In this Agreement "MARKET DISRUPTION EVENT" means:

            (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

            (ii) before close of business in Paris on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

11.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

      (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

      (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4  BREAK COSTS

      (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

      (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.   FEES

12.1  COMMITMENT FEE

      (a) The Company shall pay to the Agent (for the account of each Lender), in respect of each Facility for its Availability Period, a fee in the Base Currency computed at the rate of:

            (i) 0.125 per cent. per annum on the Lenders' aggregate Available Commitment under each Facility from the date of this Agreement until 25 July 2004;

            (ii) 0.15 per cent. per annum on the Lenders' aggregate Available Commitment under each Facility during the period commencing on 26 July 2004 and ending on the expiry of the Certain Funds Period;

            (iii) 40 per cent. of the applicable margin (as determined for each
                  Facility in accordance with the provisions of Clause 9 (Interest)) on the Lenders' Available Commitment under each Facility following the expiry of the Certain Funds Period.

      (b) The commitment fee will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

            For each Facility, the accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

12.2  UPFRONT FEE

      The Company shall pay to the Mandated Lead Arrangers an upfront fee in the amount and at the times agreed in a Fee Letter.

12.3  AGENCY FEE

      The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4  EXTENSION FEE

      (a) Upon the exercise by the Company of the First Extension Option, the Company shall pay on or prior to the Facility A Original Final Maturity Date to the Agent (for the account of each Lender under the Facility A) an extension fee equal to 0.025 per cent. of the total Facility A Commitment on the date of the Facility A Original Final Maturity Date.

      (b) Upon the exercise by the Company of the Second Extension Option, the Company shall pay on or prior to the Facility A First Extended Final Maturity Date to the Agent (for the account of each Lender under the Facility A) an extension fee equal to 0.025 per cent. of the total Facility A Commitments on the date of the Facility A First Extended Final Maturity Date.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

13.   TAX GROSS UP AND INDEMNITIES

13.1  DEFINITIONS

      (a)   In this Agreement:

            "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

            "QUALIFYING LENDER" means:

            (i) in relation to a Borrower which is formed under the laws of France or is treated as resident in France for tax purposes, a Lender which:

                  (A)   has its Facility Office in France; or

                  (B) fulfils the conditions imposed by French law taking into account, as the case may be, any double taxation agreement in force (subject to the completion of any necessary procedural formalities), in order for a payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or,

                  (C)   a Treaty Lender;

            (ii) or, in relation to a Borrower other than a Borrower referred to in paragraph (i) above, a Lender which:

                  (A) has its Facility Office in the jurisdiction in which that Borrower is formed or (if different) in the jurisdiction (or jurisdictions) in which that Borrower is treated as resident for tax purposes; or

                  (B) fulfils the conditions imposed by the laws of the jurisdiction or jurisdictions mentioned in paragraph (A) above taking into account, as the case may be, any double taxation agreement in force (subject to the completion of any necessary procedural formalities), in order for a payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or,

                  (C)   a Treaty Lender.

            "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

            "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

            "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

            "TREATY LENDER" means a Lender which is entitled to a payment under a double taxation agreement (subject to the completion of any necessary procedural formalities) without a Tax Deduction.

      (b) Unless a contrary indication appears, in this Clause 13 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

13.2  TAX GROSS-UP

      (a) Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

      (b) The Company shall promptly upon becoming aware that a Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent promptly on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Company and that Borrower.

      (c) If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased (subject to Clause 8.7 (Mandatory prepayment in relation to a single Lender)) to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      (d) A Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction from a payment of interest on a Loan, if on the date on which the payment falls due:

            (i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or concession of any relevant taxing authority; or,

            (ii) the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below.

      (e) Paragraph (d)(i) above shall not apply if a Tax Deduction arises in respect of a Loan made to an Additional Borrower which is not French tax resident.

      (f) If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      (g) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

      (h) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

13.3  TAX INDEMNITY

      (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

      (b)   Paragraph (a) above shall not apply:

            (i)   with respect to any Tax assessed on a Finance Party:

                  (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                  (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

            if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

            (ii)  to the extent a loss, liability or cost:

                  (A)   is compensated for by an increased payment under Clause
                        13.2 (Tax gross-up); or

                  (B) would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

      (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

      (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4  TAX CREDIT

      If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      (a)   a Tax Credit is attributable to that Tax Payment; and

      (b)   that Finance Party has obtained, utilised and retained that Tax
            Credit,

      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5  STAMP TAXES

      The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6  VALUE ADDED TAX

      (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

      (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

14.   INCREASED COSTS

14.1  INCREASED COSTS

      (a) Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

      (b)   In this Agreement "INCREASED COSTS" means:

            (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

            (ii)  an additional or increased cost; or

            (iii) a reduction of any amount due and payable under any Finance
                  Document,

      which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2  INCREASED COST CLAIMS

      (a) A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

      (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate indicating the event giving rise to the claim and confirming the amount of its Increased Costs.

14.3  EXCEPTIONS

      Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

      (a) attributable to a Tax Deduction required by law to be made by an Obligor;

      (b) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

      (c)   compensated for by the payment of the Mandatory Cost; or

      (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

15.   OTHER INDEMNITIES

15.1  CURRENCY INDEMNITY

      (a) If any sum due from a Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST Currency") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (i)   making or filing a claim or proof against the Borrower;

            (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            that Borrower shall as an independent obligation within three Business Days of demand, indemnify to the extent permitted by law each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      (b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2  OTHER INDEMNITIES

      The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

      (a)   the occurrence of any Event of Default;

      (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

      (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

      (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3  INDEMNITY TO THE AGENT

      The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

      (a)   investigating any event which it reasonably believes is a Default;
            or

      (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.   MITIGATION BY THE LENDERS

16.1  MITIGATION

      (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) Clause 14 (Increased costs) or
            Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

      (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2  LIMITATION OF LIABILITY

      (a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

      (b) A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.   COSTS AND EXPENSES

17.1  TRANSACTION EXPENSES

      The Company shall promptly on demand pay the Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

      (a) this Agreement and any other documents referred to in this Agreement; and

      (b) any other Finance Documents executed after the date of this Agreement.

17.2  AMENDMENT COSTS

      If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3  ENFORCEMENT COSTS

      The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.   REPRESENTATIONS

      Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party in relation to itself and (where applicable) its Subsidiaries on the date it enters into the relevant Finance Document to which it is a party.

18.1  STATUS

      (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

      (b) It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document are, subject to any Reservations, legal, valid, binding and enforceable obligations.

18.3  NON-CONTRAVENTION WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not contravene to any extent which is material as regards the Finance Documents with:

      (a)   any law or regulation applicable to it;

      (b)   its and each of its Material Subsidiaries' constitutional documents;
            or

      (c) any agreement or instrument binding upon it or any of its Material Subsidiaries or any of its or any of its Material Subsidiaries' assets.

18.4  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation save as set out in any Reservations,

      have been obtained or effected and are in full force and effect.

18.6  GOVERNING LAW AND ENFORCEMENT

      (a) The choice of French law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

      (b) Any judgment obtained in France in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7  DEDUCTION OF TAX

      It is not required under the law of its jurisdiction of incorporation to make any Tax Deduction from any payment it may make to any Qualifying Lender (to the extent that such Qualifying Lenders has complied with all necessary procedural formalities applicable to it) under any Finance Document.

18.8  NO FILING OR STAMP TAXES

      Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save as set out in any Reservations.

18.9  NO DEFAULT

      (a) No Event of Default is continuing or can reasonably be expected to result from the making of any Utilisation.

      (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or its Material Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect.

18.10 NO MISLEADING INFORMATION

      (a) Any factual information provided by any member of the Group for the purposes of the Information Memorandum will, to the best of the Company's knowledge, be true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

      (b) The financial projections contained in the Information Memorandum will be prepared on the basis of recent historical information and on the basis of reasonable assumptions.

      (c) No information will be given or omitted by any member of the Group that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

      (d) The representation made in this Clause 18.10 is made by the Company only.

18.11 FINANCIAL STATEMENTS

      (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

      (b) Its Original Financial Statements (in conjunction with the notes thereto) fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

      (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of closing of the financial year to which those Original Financial Statements relate.

18.12 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.13 NO PROCEEDINGS PENDING OR THREATENED

      No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its and of its directors' knowledge and belief) been started or threatened against it or any of its Material Subsidiaries.

18.14 REPETITION

      Subject to Clause 18.15 (Non-Applicability), the Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

      (a) the date of each Utilisation Request and the first day of each Interest Period; and

      (b) in the case of an Additional Borrower, the day on which the company becomes (or it is proposed that the company becomes) an Additional Borrower.

18.15 NON-APPLICABILITY

      (a) The representations set out in Clauses 18.1(b) (Status), 18.3 (Non-conflict with other obligations), 18.9 (No Default), 18.10 (No Misleading Information), 18.11 (Financial Statements) and 18.13 (No proceedings pending or threatened) do not apply in relation to:

            (i) any member of the Target Group until 180 days after the date when Target became a Subsidiary of the Company; and

            (ii) any company (other than a member of the Target Group) becoming a member of the Group until 90 days after the date when that company became a member of the Group.

      (b) Notwithstanding the provisions of paragraph (a) above, the representations set out in Clauses 18.1(b) (Status) and 18.3 (Non-conflict with other obligations) (together, for the avoidance of doubt, with all Repeating Representations which are not mentioned in paragraph (a) above and the representation set out in Clause 18.4 (Power and authority)) shall apply immediately in relation to any member of the Group which becomes an Additional Borrower.

19.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1  FINANCIAL STATEMENTS

      The Company shall supply to the Agent in sufficient copies for all the
      Lenders:

      (a) as soon as the same become available, but in any event within 90 days after the end of each of its financial years:

            (i) its audited consolidated financial statements for that financial year; and

            (ii) the audited financial statements of each Borrower for that financial year; and

      (b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years:

            (i) its consolidated financial statements for that financial half year; and

            (ii) the financial statements of each Borrower for that financial half year.

19.2  COMPLIANCE CERTIFICATE

      (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b)(i) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up.

      (b) Each Compliance Certificate shall be signed by the Chief Executive Officer (directeur general) or the Chief Financial Officer (directeur financier) of the Company.

19.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      (a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

      (b) The Company shall procure that each set of financial statements of a Borrower delivered pursuant to Clause 19.1 (Financial statements) is prepared using applicable GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Borrower (or, where applicable, its latest annual financial statements delivered to the Agent in accordance with this Clause 19) provided that, in relation to the Company's consolidated financial statements, if any changes has occurred in relation to applicable GAAP, accounting practices or reference period, the Company shall notify the same to the Agent and the Company's auditors shall deliver to the Agent:

            (i) a description of any change necessary for those consolidated financial statements to reflect the GAAP, accounting practices and reference periods upon which the Company's Original Financial Statements (or, where applicable, its latest annual consolidated financial statements delivered to the Agent in accordance with this Clause 19) were prepared; and

            (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those consolidated financial statements and the Company's Original Financial Statements (or, where applicable, its latest annual consolidated financial statements delivered to the Agent in accordance with this Clause 19).

            Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements (or, where applicable, its latest annual financial statements delivered to the Agent in accordance with this Clause 19) were prepared.

19.4  INFORMATION: MISCELLANEOUS

      The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

      (a) all information documents (excluding for the avoidance of doubt notices of shareholders' meetings) dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and the Company shall procure that the same documents will be delivered to the Agent in relation to Target as long as Target remains listed;

      (b) promptly upon becoming aware of it, available information as to the existence of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, be reasonably be expected to have a Material Adverse Effect; and

      (c) promptly, such further information regarding the financial condition of any Obligor as any Finance Party (through the Agent) may reasonably request.

19.5  NOTIFICATION OF DEFAULT

      (a) Each Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Borrower is aware that a notification has already been provided by another Borrower).

      (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors (administrateurs) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6  NOTIFICATION OF RATING CHANGE

      For the purpose of determining the applicable margin in accordance with the provisions of Clause 9 (Interest), the Company shall notify the Agent of any change of a rating on its long term unsecured and unsubordinated debt (or, as the case may be, on the Facility itself) assigned either by S&P or Moody's immediately upon becoming aware of the same.

19.7  NOTIFICATION OF TRANSFER OF INTELLECTUAL PROPERTY RIGHTS WITHIN THE GROUP

      The Company undertakes to notify the Agent of any sale, lease, transfer or other disposal (other than trough a licence) of any intellectual property rights made by any Obligor in the benefit of any member of the Group which is not an Obligor.

20.   FINANCIAL COVENANTS

      (a) The Company shall procure that on each Test Date (as from 30 June 2004 until and including 31 December 2008), the ratio of Net Debt to EBITDA in respect of the Group on a consolidated basis for the Relevant Period is no greater than 2.5 : 1.

      (b) The Company shall procure that on each Test Date (as from and including 30 June 2005 until and including 31 December 2008), the Gross Debt of its Subsidiaries on a consolidated basis (without taking into account any financial borrowing arising under Facility
            C) shall at no time represent more than 1.0 times the EBITDA for the Relevant Period.

      (c) So as to meet as soon as possible the ratio set out in paragraph (b) above, the Company undertakes to make its best efforts to refinance indebtedness of Target incurred prior to the date on which the Company notifies the Agent that it has the effective control of Target (which date shall not be later than 3 Months following the date on which Target becomes a Subsidiary of the Company), by way of indebtedness incurred by the Company or incurred by Target under Facility C.

      (d)   In this Clause 20:

            "GROSS DEBT" means financial borrowings, whether short or long term, including all capital lease obligations as such concepts are defined in the notes to the Original Financial Statements of the Company.

            "NET DEBT" means Gross Debt after deduction of the total of cash, cash equivalents and marketable securities held by the Company, as provided in the consolidated balance sheet at each Test Date.

            "EBITDA" means for each Relevant Period, consolidated operating profit of the Group, as defined under accounting principles applicable to the Company's Original Financial Statements, plus, as applicable to the Relevant Period (if the following charges have been deducted to obtain operating profit, ie without double counting):

            (i) any amortization and depreciation charges, be it of tangible or intangible assets including goodwill,

            (ii) any purchase IPR&D charge as evaluated by an independent expert in accordance with applicable GAAP,

            (iii) any impact of inventory step up upon adjustment of inventory valuation to fair market value for the opening of the accounts of the Group following the acquisition of Target as required by GAAP,

            (iv) any restructuring charge directly incurred in connection with the Acquisition, such charges to be incurred in 2004 and 2005 only and not to exceed EUR 1,000,000,000 in any of these years.

            "RELEVANT PERIOD" means each twelve Month rolling basis period ending on a Test Date.

            "TEST DATE" means 30 June and 31 December of each calendar year.

      (d) The financial covenants contained in this Clause 20 will be tested on each Test Date by reference to the latest consolidated financial statement delivered to the Agent in accordance with Clause 19.1 (Financial Statements).

21.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force and are subscribed by each Obligor in relation to itself and where applicable its Subsidiaries.

21.1  AUTHORISATIONS

      Each Obligor shall promptly:

      (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document (subject to the Reservations).

21.2  COMPLIANCE WITH LAWS

      (a) Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

      (b) The Company shall comply in all respect with all material applicable laws to which it may be subject in relation with the Offer.

21.3  NEGATIVE PLEDGE

      (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

      (b) No Obligor shall (and the Company shall ensure that no other member of the Group will):

            (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

            (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms (other than pursuant to securitisation programs of the Company's Group existing on the date hereof and of Target Group existing on the date the Company notifies the Agent that it has the effective control of Target (which date shall not be later than 3 Months following the date on which Target becomes a Subsidiary of the Company) and provided that the cash proceeds thereof is applied toward the mandatory prepayment of the Facilities where required in accordance with Clause 18.10 (Mandatory prepayment and cancellation from Net Cash Proceeds);

            (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

            (iv) enter into any other preferential arrangement having a similar effect,

      in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

      (c)   Paragraphs (a) and (b) above do not apply to:

            (i) any Security disclosed in the Original Financial Statements or listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

            (ii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements or cash management (including hedging policies made in accordance with sound commercial practices on the basis of the existing Group policies) ;

            (iii) any lien arising by operation of law and in the ordinary course of trading;

            (iv) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

                  (A) the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

                  (B) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

                  (C) the Security is removed or discharged within 9 Months of the date of acquisition of such asset if not otherwise permitted under this Clause 21.3;

            (v) any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

                  (A) the Security was not created in contemplation of the acquisition of that company;

                  (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

                  (C) the Security is removed or discharged within 9 Months of that company becoming a member of the Group if not otherwise permitted under this Clause 21.3;

            (vi) any Security created in favour of a claimant or defendant in any action of the court or tribunal before whom such action is brought as security for costs or expenses where any member of the Group is actively prosecuting or defending such action by appropriate proceedings in the bona fide interests of the Group;

            (vii) any Security created pursuant to any order of attachment, distraint, garnishee order, arrestment, adjudication or injunction or interdict restraining disposal of assets or similar legal process arising in connection with court proceedings, provided the same are not, in the opinion of the Majority Lenders, adverse to their interests;

            (viii) any Security for taxes or assessments that are being actively contested in good faith by appropriate proceedings and for which adequate provisions are being maintained to the extent required by applicable principles;

            (ix) any Security (a SUBSTITUTE SECURITY) which replaces any other Security permitted pursuant to this Clause and which secures an amount not exceeding the principal amount secured by such permitted Security at the time it is replaced together with any interest accruing on such amounts from the date such Substitute Security is created or arises any fees or expenses incurred in relation thereto provided that the existing Security to be replaced is released and all amounts secured thereby paid or otherwise discharged in full at or prior to the time of such Substitute Security being created or arising;

            (x) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs
                  (i) to (vii) above) does not exceed EUR 100,000,000 (or its equivalent in another currency or currencies) until the final Original Offer Settlement Date and EUR 250,000,000 (or its equivalent in another currency or currencies) thereafter.

21.4  DISPOSALS

      (a) No member of the Group may enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of any asset (other than current assets), unless:

            (i) such transaction is made on arms' length for fair consideration (taking into account timing and other constraints which may arise, as the case may be, in relation to disposals required by any anti-trust authority);

            (ii) the Net Disposal Proceeds resulting from such transaction are applied towards the mandatory prepayment of the Facilities where required pursuant to Clause 8.10 (Mandatory prepayment and cancellation from Net Cash Proceeds).

      (b) The Company shall not sell, lease, transfer or otherwise dispose of (other than through a licence and for fair consideration) any intellectual property rights generating a significant source of income or likely to generate a significant source of income during the duration of this Agreement to any member of the Group unless such transfer is made in compliance with the general policy of the Group as regards intellectual property rights and the transferee agrees to grant a first demand guarantee up to the maximum amount legally possible (in a form satisfactory to the Lenders and based on the terms and conditions consistent with those of the Guarantee) for the benefit of the Lenders securing all or part of the obligations of the transferor under the Finance Documents.

21.5  ACQUISITION

      (a) As long as all commitments under Facility A and Facility B have not been entirely cancelled and/or repaid, the Company shall ensure that the aggregate amount in enterprise value of acquisitions and investments in business, shares or other assets made by it or any member of the Group during such period will not exceed EUR 10,000,000,000 provided that neither the Acquisition nor acquisition or investment made within the ordinary course of business shall be taken into account for the purpose of determining whether the above threshold has been met.

      (b) The Company shall ensure that no acquisition or investments made by it or any other member of the Group will have a Material Adverse Effect.

21.6  MERGER

      No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, merger or corporate reconstruction other than under a solvent liquidation or reorganisation involving (i) members of the Group only or (ii) members of the Group and third parties for the purpose of achieving an acquisition authorised pursuant to Clause 21.5 (Acquisition) provided in each case that if any member of the Group involved in any such amalgamation, merger or corporate reconstruction is an Obligor, such Obligor shall be the surviving entity.

21.7  CHANGE OF BUSINESS

      The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

21.8  OFFER

      (a) The terms (including the price) and conditions of the Increased Offer shall be agreed between the Company and the Original Lenders prior to the Increased Offer Announcement Date.

      (b) The Company undertakes to carry out the Original Offer in accordance with the terms and conditions agreed with the Lenders and shall not, without the consent of the Majority Lenders, make, or agree to, any waiver or change of any condition precedent or term (including the price) of the Original Offer or take or permit to be taken any step or make any public statement as a result of which the terms (including the price) and/or conditions of the Original Offer are, or may be required to be, waived or changed, provided that no such consent shall be required in relation to any waiver or change of any term and/or condition of the Original Offer (i) relating to the duration of the Original Offer (when filed) and to any extension thereof or (ii) resulting from the withdrawal of the Original Offer decided by the Company.

      (c) The Company undertakes to file the Increased Offer and the note d'information relating thereto with the AMF as soon as practicable and at the latest 10 Business Days following the date of this Agreement, failing which the Commitments of the Lenders under this Agreement shall be automatically cancelled in accordance with provisions of Clause 8.4 (Mandatory Cancellation).

      (d) The Company may make an Additional Offer without the prior consent of the Majority Lenders as long as such Additional Offer is made on substantially the same terms and conditions as the Original Offer (save for such changes as are permitted without the prior Lenders' approval or as to which the Lenders have granted their consent pursuant to paragraph (b) above).

      (e) The Company shall keep the Agent informed at all times of all proposed modifications, of all modifications and of all material developments in relation to the Offer (including where available, the levels of acceptance) and provide promptly, such further information or document as any Finance Party (through the Agent) may reasonably request in relation to the Offer.

      (f) The Company shall conduct its business during the whole duration of the Original Offer in accordance with its strategy as publicly announced. In addition, during such period, the Company shall not proceed with any distribution of dividends for an amount greater than EUR 1,000,000,000.

21.9  TRANSFER OF NET CASH PROCEEDS

      Without prejudice to paragraphs (f) to (i) of Clause 8.10 (Mandatory prepayment and cancellation from Net Cash Proceeds), the Company shall (and shall ensure that any member of the Group will) make its best efforts to carry out any transfer of Net Cash Proceeds from any member of the Group to the Company for the purposes of allowing the Company to meet its obligations to proceed with early prepayment pursuant to such Clause 8.10 (Mandatory prepayment and cancellation from Net Cash Proceeds).

21.10 DEBT ISSUE

      As long as amounts outstanding under Facility A and Facility B have not been reduced to two thirds of the aggregate of the Total Facility A Commitment and the Total Facility B Commitment at the date of this Agreement, no Debt Issue shall be made by any member of the Group other than the Company except where the Net Debt Issue Proceeds arising under such Debt Issue may be applied towards repayment of Facility A and Facility B in accordance with Clause 8.11 (d) (in particular as regards timing) without any delay, prohibition or exemption resulting from Clause 8.11.(e).

21.11 NEW SUBSIDIARIES

      The undertakings set out in this Clause 21 shall not apply to any transaction, contract or arrangement to which any entity which becomes a member of the Group after the date of this Agreement was a party prior to it becoming a member of the Group (and which was not entered into in contemplation of its becoming a member of the Group) until 180 days after the date on which that entity becomes a member of the Group.

22.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 22 is an Event of Default.

22.1  NON-PAYMENT

      An Obligor does not pay on the due date any amount payable pursuant to a Finance Document (except an amount the non-payment of which requires the Borrower to make a prepayment under Clause 8.7 (Mandatory prepayment in relation to a single Lender)) at the place at and in the currency in which it is expressed to be payable unless:

      (a)   its failure to pay is caused by administrative or technical error;
            and

      (b)   payment is made within 3 Business Days of its due date.

22.2  FINANCIAL COVENANTS

      Any requirement of Clause 20 (Financial covenants) is not satisfied.

22.3  OTHER OBLIGATIONS

      (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

      (b)   No Event of Default under paragraph (a) above in relation to Clauses
            21.1 (Authorisation) to 21.6 (Merger) will occur if the failure to comply is, in the opinion of the Majority Lenders, capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company or (ii) the Company becoming aware of the failure to comply.

22.4  MISREPRESENTATION

      Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5  CROSS DEFAULT

      (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

      (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) except as the case may be (a) where such declaration is being actively contested by the relevant member of the Group in good faith by the taking of appropriate proceedings before the competent courts, (b) the Company has provided to the Agent, within 10 Business Days of such declaration, opinions from two leading international law firms that the relevant member of the Group has good grounds for taking such a position and a certificate stating that the relevant member of the Group has established adequate reserves in respect of such Financial Indebtedness if required under the applicable GAAP and (c) such declaration is waived or dismissed within twelve Months of such declaration.

      (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described) except as the case may be:

            (i) (a) where such cancellation or suspension is being actively contested by the relevant member of the Group in good faith by the taking of appropriate proceedings before the competent courts, (b) the Company has provided to the Agent, within 10 days of such declaration, opinions from two leading international law firms that the relevant member of the Group has good grounds for taking such a position and (c) such cancellation or suspension is waived or dismissed within twelve Months of such declaration, or

            (ii) where such Financial Indebtedness is suspended only as a result of an event of default (however described) which has not yet been declared for the purpose of the cancellation of such Financial Indebtedness and in respect of which the relevant borrower has made a waiver request unless the related Financial Indebtedness is cancelled and/or the relevant waiver is not obtained within 10 Business Days following the occurrence of the related event of default.

      (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) except, as long as such event of default has not been declared, where the relevant Borrower has made a waiver request and provided that the relevant waiver is obtained within 10 Business Days following the occurrence of the related event of default.

      (e) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 200,000,000 (or its equivalent in any other currency or currencies).

22.6  INSOLVENCY

      (a) A Borrower or any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) A Borrower or any Material Subsidiary which conducts business in France is in a state of cessation des paiements, or a Borrower or any Material Subsidiary becomes insolvent for the purpose of any insolvency law.

      (c) A moratorium is declared in respect of any indebtedness of a Borrower or any Material Subsidiary.

22.7  INSOLVENCY PROCEEDINGS

      (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

            (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Borrower or any Material Subsidiary other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

            (ii) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of a Borrower or any Material Subsidiary or any of its assets;

            (iii) enforcement of any Security over any assets of a Borrower or any Material Subsidiary in respect of claim(s) in excess in aggregate of EUR 100,000,000; or

      (b)   any analogous procedure or step is taken in any jurisdiction.

      (c) A Borrower or any Material Subsidiary commences proceedings for reglement amiable in accordance with articles L.611-3 to L.611-6 of the French Code de Commerce (or any analogous procedure is commenced in any relevant jurisdiction).

      (d) A judgement for redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire is entered in relation to the Company or any member of the Group under articles L.620-1 to L.628-3 of the French Code de Commerce (or any analogous judgment is rendered in any relevant jurisdiction).

22.8  CREDITORS' PROCESS

      Any of the enforcement proceedings provided for in French law no.91-650 of 9 July 1991, or any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of 100,000,000 and, in respect of conservatory proceedings only, is not discharged within 15 Business Days.

22.9  MATERIAL ADVERSE CHANGE

      A Material Adverse Effect occurs.

22.10 ACCELERATION

      On and at any time after the occurrence of an Event of Default which is continuing the Agent may without mise en demeure or any other judicial or extra judicial step, and shall if so directed by the Majority Lenders, by notice to the Company but subject to the mandatory provisions of articles L.620-1 to L.628-3 of the French Code de Commerce:

      (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

      (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable.

22.11 NEW SUBSIDIARIES

      Any event or circumstances which would otherwise constitute an Event of Default and which would exist only in relation to any entity becoming a member of the Group and which only:

      (a) occurred or existed before the date on which such entity became a member of the Group; or

      (b)   arose as a result of such entity having become a member of the Group will not constitute an Event of Default or entitle the Agent, or entitle the Lenders to instruct the Facility Agent, to make a declaration under Clause 22.10 (Acceleration) unless the event or circumstances continue for a period of 180 days or such shorter period of time as may be provided for under Clause 18.15 (Non-Applicability) after the date on which such company becomes a member of the Group or such event or circumstances recur after the expiry of such period.

                                    SECTION 8
                               CHANGES TO PARTIES

23.   CHANGES TO THE LENDERS

23.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      (a)   Subject to this Clause 23, a Lender (the "EXISTING LENDER") may:

            (i)   assign any of its rights; or

            (ii) transfer any of its rights (including such as relate to that Lender's participation in each Loan) and obligations,

      to another bank or financial institution (the "NEW LENDER").

      (b) The consent of the Finance Parties is hereby given to a transfer by an Existing Lender to a New Lender.

23.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      (a) The consent of the Company is required for an assignment or transfer by a Lender, provided that:

            (i) in the case of an assignment, no consent is required if the assignment is to another Lender or an Affiliate of a Lender or following the occurrence of an Event of Default which is continuing, and

            (ii) the Company hereby consents to a transfer to another Lender or an Affiliate of a Lender.

      (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

      (c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

      (d) A Lender may assign or transfer all of part of its Commitments in any of the Facilities on a non prorata basis between the Facilities.

      (e) Any transfer and assignment shall be of a minimum amount of EUR 10,000,000.

      (f) An assignment will only be effective as among the Finance Parties on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender has become entitled to the same rights and will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      (g)   A transfer will only be effective if the procedure set out in Clause
            23.5 (Procedure for transfer) is complied with.

      (h)   If:

            (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

            (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased Costs) or Schedule 4 (Mandatory Cost formulae).

      then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3  ASSIGNMENT OR TRANSFER FEE

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 1,000.

23.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

      (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

            (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

            (ii)  the financial condition of any Obligor;

            (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

            (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

            and any representations or warranties implied by law are excluded.

      (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

            (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

            (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      (c)   Nothing in any Finance Document obliges an Existing Lender to:

            (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

            (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5  PROCEDURE FOR TRANSFER

      (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Agreement.

      (b) By virtue of the execution of a Transfer Agreement, as from the Transfer Date:

            (i) to the extent that in the Transfer Agreement the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Existing Lender shall be discharged to the extent provided for in the Transfer Agreement from further obligations towards each of the Obligors and the other Finance Parties under the Finance Documents;

            (ii) the rights and obligations of the Existing Lender with respect to the Obligors shall be transferred to the New Lender, to the extent provided for in the Transfer Agreement;

            (iii) the Agent, the Mandated Lead Arrangers, the New Lender and
                  other Lenders shall have the same rights and obligations between themselves as they would have had had the New Lender been an Original Lender with the rights and/or obligations to which it is entitled and subject as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

            (iv)  the New Lender shall become a Party as a "LENDER".

23.6  DISCLOSURE OF INFORMATION

      Any Lender may disclose to any of its Affiliates and any other person:

      (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.   CHANGES TO THE OBLIGORS

24.1  ASSIGNMENTS AND TRANSFER BY OBLIGORS

      No Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2  ADDITIONAL BORROWERS

      (a) The Company may request that any of its Subsidiaries (including Target and its Subsidiaries upon their becoming a member of the Group) becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

            (i) the Majority Lenders approve the addition of that Subsidiary and agree with the Company upon a borrowing limit in respect of such Subsidiary unless it is Target;

            (ii) the Company delivers to the Agent a duly completed and executed Accession Letter;

            (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

            (iv) the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent; and

            (v) the Company has issued a Guarantee in relation to the obligations of that Additional Borrower under this Agreement.

      (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in
            Part III of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower).

      (c) No more than 7 Subsidiaries shall at any time be party to this Agreement as Additional Borrowers.

24.3  RESIGNATION OF A BORROWER

      (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

      (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

            (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

            (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

            whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

24.4  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

                                    SECTION 9
                               THE FINANCE PARTIES

25.   ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS

25.1  APPOINTMENT OF THE AGENT

      (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

      (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2  DUTIES OF THE AGENT

      (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

      (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

      (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

      (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3  ROLE OF THE MANDATED LEAD ARRANGERS


      Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4  NO FIDUCIARY DUTIES

      (a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

      (b) Neither the Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5  BUSINESS WITH THE GROUP

      The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6  RIGHTS AND DISCRETIONS OF THE AGENT

      (a)   The Agent may rely on:

            (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

            (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

            (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

            (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

            (iii) any notice or request made by the Company (other than a
                  Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

      (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

      (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

      (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7  MAJORITY LENDERS' INSTRUCTIONS

      (a) Unless a contrary indication appears in a Finance Document, the Agent shall exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

      (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

      (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

      (e) The Agent is not authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document, without having first obtained that Lender's authority to act on its behalf in those proceedings.

25.8  RESPONSIBILITY FOR DOCUMENTATION


      Neither the Agent nor the Mandated Lead Arrangers:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9  EXCLUSION OF LIABILITY

      (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

      (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

25.10 LENDERS' INDEMNITY TO THE AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11 RESIGNATION OF THE AGENT

      (a) The Agent may resign and appoint one of its Affiliates acting through an office in France as successor by giving notice to the other Finance Parties and the Company.

      (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

      (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in France).

      (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

      (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
            25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12 CONFIDENTIALITY

      (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.13 RELATIONSHIP WITH THE LENDERS

      (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

      (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

25.14 CREDIT APPRAISAL BY THE LENDERS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15 REFERENCE BANKS


      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT


      If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.   SHARING AMONG THE FINANCE PARTIES

27.1  PAYMENTS TO FINANCE PARTIES


      If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause
            28.5 (Partial payments).

27.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3  RECOVERING FINANCE PARTY'S RIGHTS

      (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution which Finance Parties agree that they will in that connection waive the benefit of Article 1252 of the French Code Civil.

      (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

      (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

      (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5  EXCEPTIONS

      (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

      (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

            (i) it notified that other Finance Party of the legal or arbitration proceedings; and

            (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 10
                                 ADMINISTRATION

28.   PAYMENT MECHANICS

28.1  PAYMENTS TO THE AGENT

      (a) On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3  DISTRIBUTIONS TO AN OBLIGOR


      The Agent may (with the consent of the Borrower or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4  CLAWBACK

      (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5  PARTIAL PAYMENTS

      (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

            (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

            (ii) SECONDLY, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

            (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

      (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6  NO SET-OFF BY BORROWERS

      All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7  BUSINESS DAYS

      (a) Any payment (other than an Acquisition Payment) which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8  CURRENCY OF ACCOUNT

      (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from a Borrower under any Finance Document.

      (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9  CHANGE OF CURRENCY

      (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

            (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

      (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.   SET-OFF

      A Finance Party may set off any matured obligation due from a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.   NOTICES

30.1  COMMUNICATIONS IN WRITING


      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

30.2  ADDRESSES

      The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)   in the case of the Company, that identified with its name below;

      (b) in the case of each Lender or the Company, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c)   in the case of the Agent, that identified with its name below,


      or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3  DELIVERY

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (i)   if by way of fax, when received in legible form; or

            (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

            (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;


      and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

      (c)   All notices from or to an Obligor shall be sent through the Agent.

      (d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4  NOTIFICATION OF ADDRESS, FAX NUMBER AND TELEX NUMBER

      Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
      30.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

30.5  ELECTRONIC COMMUNICATION

      (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant
            Lender:

            (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

            (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

            (iii) notify each other of any change to their address or any other such information supplied by them.

      (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

30.6  LANGUAGE

      (a) Any notice given under or in connection with any Finance Document must be in English.

      (b) All other documents provided under or in connection with any Finance Document must be in English or in French (if not available in English).

31.   CALCULATIONS AND CERTIFICATES

31.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.   CONFIDENTIALITY

34.1  CONFIDENTIALITY UNDERTAKING

      Each of the Finance Parties undertakes to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by Clause 34.2, to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information, and to use the Confidential Information solely for the purposes of this Agreement.

34.2  PERMITTED DISCLOSURE

      The Company acknowledges and agrees that the Finance Parties (or any of them) may disclose Confidential Information:

      (a) to their affiliates and their officers, directors, employees and professional advisers to the extent strictly necessary for the purposes of this Agreement and to any auditors of any such affiliate and provided in each case that such person shall agree to be bound by the same confidentiality undertaking as set out in Clause 34.1 (to the extent that they do not have a duty of confidentiality by their status or otherwise);

      (b) (i) where requested or required by any court of competent jurisdiction, any arbitration or other legal proceedings or any competent judicial, governmental, supervisory or regulatory body,
            (ii) where required by the rules of any stock exchange on which its or the shares or other securities of any affiliate or of the Company or Target are listed or (iii) where required by the laws or regulations of any country with jurisdiction over its or the affairs of any affiliate or over the affair of the Company or Target;

      (c) to any prospective lender or assignee which acknowledges in written form and accepts to be bound by the provisions of this Clause 34 and which undertakes to use the Confidential Information only for considering and evaluating whether to enter into the Facility; or

      (d)   with the prior written consent of the Company.

34.3  NOTIFICATION OF REQUIRED DISCLOSURE

      Each of the Finance Parties agrees (to the extent permitted by law other than disclosed to any regulatory body made in the normal course of such regulatory body's supervisory function) to inform the Company of any disclosure under Clause 34.2(b).

34.4  INSIDER DEALING

      Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and undertakes not to use any Confidential Information for any unlawful purpose.

34.5  DURATION

      The confidentiality undertaking of the Finance Parties hereunder shall expire in respect of each Confidential Information twelve Months after it is first delivered to the Finance Parties hereunder.

35.   AMENDMENTS AND WAIVERS

35.1  REQUIRED CONSENTS

      (a) Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

      (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2  EXCEPTIONS

      (a) An amendment or waiver that has the effect of changing or which relates to:

            (i)   the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

            (ii) an extension to the date of payment of any amount under the Finance Documents;

            (iii) a reduction in any Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

            (iv)  an increase in or an extension of any Commitment;

            (v) a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

            (vi) any provision which expressly requires the consent of all the Lenders;

            (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause
                  23 (Changes to the Lenders) or this Clause 35; or

            (viii) Clause 8.4 (Mandatory Cancellation) and Clause 8.10
                  (Mandatory prepayment and cancellation from Net Cash
                  Proceeds),


            shall not be made without the prior consent of all the Lenders.

      (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers may not be effected without the consent of the Agent or the Mandated Lead Arrangers.

                                   SECTION 11
                          GOVERNING LAW AND ENFORCEMENT

36.   GOVERNING LAW

      This Agreement is governed by French law.

37.   ENFORCEMENT - JURISDICTION OF FRENCH COURTS

37.1 The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

37.2 Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.   ELECTION OF DOMICILE

      Without prejudice to any other mode of service allowed under any relevant law, each Additional Borrower irrevocably elects domicile at the corporate seat (siege social) of the Company in Paris for the purpose of serving any judicial or extra-judicial documents in relation to any action or proceedings referred to above.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     PART I

                              THE ORIGINAL OBLIGOR


Name of the Borrower                    Registration number

SANOFI-SYNTHELABO SA                    395 030 844 RCS Paris

                                     PART II


                              THE ORIGINAL LENDERS

      NAME OF ORIGINAL LENDER         FACILITY A COMMITMENT      FACILITY B COMMITMENT     FACILITY C COMMITMENT
      -----------------------         ---------------------      ---------------------     ---------------------
BNP PARIBAS SA                       EUR 3,333,333,334         EUR 3,666,666,667          EUR 3,666,666,667
16 des Italiens
75009 Paris
662 042 449 RCS Paris

MERRILL LYNCH CREDIT PRODUCTS LLC    EUR 1,666,666,666         EUR 1,833,333,333          EUR 1,833,333,333
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
USA

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     PART I

                         CONDITIONS PRECEDENT TO SIGNING

1.    CORPORATE DOCUMENTATION

      (a) A K-bis extract for the Company, not more than one Month old prior to the date of signing.

      (b) A certified copy of the constitutive documents (statuts) of the Company.

      (c) Evidence that the person(s) who has signed the Finance Documents on behalf of the Company was duly authorised so to sign.

      (d) A copy of a resolution of the board of directors of the Company approving the terms of the Finance Documents to which the Company is a party and authorising a specified person or persons, on its behalf, to execute those Finance Documents.

      (e)   A specimen of the signature of each person referred to in paragraph
            (c) above and of each person authorised by the resolution referred to in paragraph (d) above.

      (f) A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Part I of
            Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    LEGAL OPINION

      (a) A legal opinion of Linklaters, legal advisers to the Company in France, as to due authorisation and due authority substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.    OTHER DOCUMENTS AND EVIDENCE

      (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

      (b)   The Original Financial Statements of the Company.

      (c) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

      (d) A copy of an irrevocable notice of cancellation of all the lenders' commitments under the EUR 12,000,000,000 facility agreement dated 25 January 2004 and entered into by the Company and BNP Paribas and Merrill

            Lynch Credit Products as Mandated Lead Arrangers and Original Lenders sent to the agent thereunder, such notice being dated and having effect on the date of this Agreement.

                                     PART II

           CONDITIONS PRECEDENT TO UTILISATION ON THE SETTLEMENT DATES

1.    CONDITIONS PRECEDENT TO UTILISATION ON EACH ORIGINAL OFFER SETTLEMENT DATE

      (a) A copy of the press release from the Company dated on or about the Announcement Date announcing the Original Offer, a copy of the press release from the Company announcing the Increased Offer, substantially in the form agreed by the Lenders before signing together with any press release, if any, announcing amendments to the Original Offer (such press release to be substantially in the form previously agreed by the Lenders where such agreement is required pursuant Clause 21.8 (Offer));

      (b) a copy of the note d'information filed by the Company with the AMF on the Announcement Date in connection with the Original Offer, a copy of the note d'information filed by the Company with the AMF on the Increased Offer Announcement Date in connection with the Increased Offer together with any other note d'information, if any, filed by the Company with the AMF in connection with the Original Offer;

      (c) a copy of a resolution of the meeting of the shareholders of the Company approving the issue of the Company's Consideration Shares;

      (d) a copy of a resolution of the board of directors deciding the issue of the Company's Consideration Shares;

      (e) a certificate from the directeur general of the Company confirming that the Company has complied with its obligations relating to the Original Offer;

      (f) a certificate from the directeur general of the Company confirming that all the conditions to the Original Offer have been met;

      (g) a copy of the Original Offer Result Notice indicating that the Original Offer has been successful;

      (h) evidence (in the form of the notice referred to in paragraph 3(d) of Part I of Schedule 2 (Conditions precedent to signing)) that all commitments under the EUR 12,000,000,000 facility agreement dated 25 January 2004 and entered into, inter alia by the Company and the Mandated Lead Arrangers have been cancelled.

2. CONDITIONS PRECEDENT TO UTILISATION ON EACH ADDITIONAL OFFER SETTLEMENT DATE (IF ANY)

      (a) A copy of the press release from the Company announcing the Additional Offer;

      (b) a copy, as the case may be, of any note d'information filed by the Company with the AMF in connection with the Additional Offer;

      (c) a copy of a resolution of the board of directors or, as applicable, of a decision of the chairman of the board of directors deciding the issue of the Company's Consideration Shares relating to the Additional Offer;

      (d) a certificate from the directeur general of the Company confirming that the Company has complied with its obligations relating to the Additional Offer;

      (e)   a copy of the Additional Offer Result Notice.

3. CONDITIONS PRECEDENT TO UTILISATION ON EACH SQUEEZE-OUT OFFER SETTLEMENT DATE (IF ANY)

      (a) A copy of the press release from the Company announcing the Squeeze-Out Offer;

      (b) a copy, as the case may be, of any notice filed by the Company with the AMF in connection with the Squeeze-Out Offer;

      (c) a certificate from the directeur general of the Company confirming that the Company has complied with its obligations relating to the Squeeze-Out Offer;

      (d)   a copy of Squeeze-Out Offer result notice.

                                    PART III


                       CONDITIONS PRECEDENT REQUIRED TO BE
                 DELIVERED IN RESPECT OF AN ADDITIONAL BORROWER

1. An Accession Letter, duly executed by that Additional Borrower and the Company.

2. A K-bis extract (or the equivalent thereof) for the Additional Borrower not more than one Month old.

3.    A copy of the constitutional documents of the Additional Borrower.

4. Evidence that the person(s) who has signed the Accession Letter on behalf of that Additional Borrower and the Company was duly authorised so to sign.

5. A copy of a resolution of the board of directors of the Company taken in accordance with article L.225-35 of the French Code de Commerce approving the terms of the Guarantee granted by it, and authorising a specified person or persons on its behalf, to execute that Guarantee.

6. A specimen of the signature of each person referred to in paragraph 4 above and of each person authorised by the resolution referred to in paragraph 5 above.

7. A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter or, as the case may be, the Guarantee.

8. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or, as the case may be, the Guarantee or for the validity and enforceability of any Finance Document.

9.    A copy of the Original Financial Statements of the Additional Borrower.

10. A copy of the Guarantee in respect of the Additional Borrower duly executed by the Guarantor.

11. A legal opinion of Linklaters, legal advisers to the Company, as to due authorisation and due authority of the Company in respect of the Accession Letter and the Guarantee and of the Additional Borrower in respect of the Accession Letter in a form reasonably satisfactory to the Agent.

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST

           A - UTILISATION REQUEST IN RELATION TO AN ACQUISITION LOAN


From: [Presenting Bank]

To:   [Agent]

Dated:

Dear Sirs

            SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT
                           DATED [ ] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. This Utilisation Request is delivered by ourselves in our capacity of Presenting Bank in accordance with the provisions of Clause 5.4 of the Agreement (Utilisation Request by the Presenting Bank) for the purpose of financing an Acquisition Payment.

3.    We wish to utilise a Loan on the following terms:

      Proposed Utilisation Date:        [relevant Settlement Date]

      Facility to be utilised:          [Facility A]/[Facility B]/[Facility C]

      Currency of Loan:                 EUR

      Amount:                           [ ] or, if less, the Available Facility

      Interest Period:                  [ ]

4. This Utilisation Request constitutes a confirmation by the Company that each condition specified in [Clause 4.2(a)/Clause 4.2(b)/Clause 4.2(c)/Clause 4.3(b)/Clause 4.3(c)/Clause 4.3(d)] is satisfied on the date of this Utilisation Request.

5.    The proceeds of this Loan should be credited to [Settlement Account].

6.    This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................
                            authorised signatory for
                          [name of the Presenting Bank]

          B- UTILISATION REQUEST FOR OTHER LOANS THAN ACQUISITION LOANS


From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs
            SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT
                           DATED [ ] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.    We wish to borrow a Loan on the following terms:

      Proposed Utilisation Date:        [ ] (or, if that is not a Business
                                        Day, the next Business Day)

      Facility to be utilised:          Facility C

      Currency of Loan:                 [ ]

      Amount:                           [ ] or, if less, the Available Facility

      Interest Period:                  [ ]

3. We confirm that each condition specified in Clause 4.4 (Conditions precedent to Utilisation under Facility C for other purposes than financing an Acquisition Payment) is satisfied on the date of this Utilisation Request.

4.    The proceeds of this Loan should be credited to [account].

5.    This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................
                            authorised signatory for
                           [name of relevant Borrower]

                                     PART II

                                SELECTION NOTICE

From: [Borrower]

To:   [Agent]

Dated:

Dear Sirs
            SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT
                          DATED [ ] (THE " AGREEMENT")

1. We refer to the Agreement. This is the Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We request that Interest Periods under Facility A Loans have a duration of [2/3/6] months as from the next Interest Period beginning immediately after the date of this Selection Notice until the Facility A Final Maturity Date.

3. We request that Interest Periods under Facility B Loans have a duration of [2/3/6] months as from the next Interest Period beginning immediately after the date of this Selection Notice until the Facility B Final Maturity Date.

4.    This Selection Notice is irrevocable.

                                Yours faithfully

                      .....................................
                            authorised signatory for
                                   the Company

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank. Mandatory Costs will be charged only if and to the extent that the applicable Lender certifies that such costs are effectively and commonly charged by that Lender to the vast majority of its customers in connection with facilities of similar size to the Facility.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the ADDITIONAL COST RATE) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
      Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)   in relation to a sterling Loan:

            AB+C(B-D)+E x 0.01
            ------------------  per cent. per annum
                100-(A+C)

      (b)   in relation to a Loan in any currency other than sterling:

            E x 0.01
            --------  per cent. per annum
               300

            Where:


            A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.


            B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of clause 9.7 (Default interest)) payable for the relevant Interest Period on the Loan.

            C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.


            D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.


            E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 and expressed in pounds per L1,000,000.

5.    For the purposes of this Schedule:

      (a) ELIGIBLE LIABILITIES and SPECIAL DEPOSITS have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) FEES RULES means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) FEE TARIFFS means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      (d) TARIFF BASE has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

      (a)   the jurisdiction of its Facility Office; and

      (b) any other information that the Agent may reasonably require for such purpose.

      Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                           FORM OF TRANSFER AGREEMENT


This Transfer Agreement is made on [ ]

BETWEEN:

(1)   [ ] (the "EXISTING LENDER")

AND:

(2)   [ ] (the "NEW LENDER")

WHEREAS:

(A) The Existing Lender has entered into a euro term loan facility in an aggregate amount equal to [...] (figures and letters), a euro term loan facility in an aggregate amount equal to [...] (figures and letters) and a multicurrency revolving loan facility in an aggregate amount equal to [...] (figures and letters) under a facility agreement dated [...] April 2004, between the Company, the Financial Institutions listed in Part II of
      Schedule 1 to that Facility Agreement, BNP Paribas and Merrill Lynch Credit Products acting as Mandated Lead Arrangers, and BNP Paribas acting as Agent of the Lenders (the "Facility Agreement").


      [The Additional Borrowers listed in Schedule 1 attached to this Transfer Agreement have become "Additional Borrowers" in accordance with clause
      24.2 of the Facility Agreement (Additional Borrowers).]

(B) The Existing Lender wishes to transfer and the New Lender wishes to acquire [all] [the part specified in Schedule 2 of this Transfer Agreement] of the Existing Lender's Commitment, rights and obligations referred to in Schedule 2 to this Transfer Agreement.

(C) Terms defined in the Facility Agreement have the same meaning when used in this Transfer Agreement.

IT IS AGREED AS FOLLOWS:

1. The Existing Lender and the New Lender agree to the transfer (cession) of [all] [the part specified in Schedule 2 of this Transfer Agreement] of the Existing Lender's Commitment, rights and obligations referred to in
      Schedule 2 to this Transfer

      Agreement in accordance with Clause 23.5 of the Facility Agreement (Procedure for transfer).(a)

2.    The proposed Transfer Date is [...].

3. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in Schedule 2 of this Transfer Agreement.

4. The New Lender acknowledges the limitations on the Existing Lender's liabilities set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

5. The New Lender confirms to the other Finance Parties represented by the Agent that it will assume the same obligations to those Parties as it would have been under if it was an Original Lender

6. This Transfer Agreement is governed by French law. The Tribunal of Commerce of Paris shall have jurisdiction in relation to any dispute concerning it.


                                   SCHEDULE 1

                          NAME OF ADDITIONAL BORROWERS


                                   SCHEDULE 2

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED


                            [insert relevant details]
   [Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                       [New Lender]


By:                                     By:


This Transfer Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ].


[Agent]


By:


--------------------------------------------------------------------------------
(a) The New Lender may, in the case of a transfer of rights by the Existing Lender under this Transfer Agreement, if it considers it necessary to make the transfer effective as against third parties, arrange for it to be notified by way of signification to the Obligors in accordance with article 1690 of the French Code Civil.

                                   SCHEDULE 6

                            FORM OF ACCESSION LETTER

To:   [ ] as Agent


From: [Subsidiary] and [Company]


Dated:


Dear Sirs


SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT DATED [ ] APRIL 2004 (THE "FACILITY AGREEMENT")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Facility Agreement as an Additional Borrower pursuant to Clause 24.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.    [Subsidiary's] administrative details are as follows:


      Address:


      Fax No:


      Attention:

4.    This Accession Letter is governed by French law.


      [Company]                         [Subsidiary]


      Accepted by the Agent

                                   SCHEDULE 7

                           FORM OF RESIGNATION LETTER


To:   [ ] as Agent


From: [resigning Obligor] and [Company]


Dated:


Dear Sirs


SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT DATED [ ] APRIL 2004 (THE "FACILITY AGREEMENT")

1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to Clause 24.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the relevant Finance Document.

3.    We confirm that:

      (a) no Default is continuing or would result from the acceptance of this request; and

      (b) no amounts remains due by the [resigning Obligor] under any Finance Documents. *

4.    This Resignation Letter is governed by French law.


      [Company]                         [Subsidiary]

      By:                               By:


--------------------------------------------------------------------------------
* Insert any other conditions required by the Agreement.

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE


To:   BNP Paribas as Agent


From: The Company


Dated:


Dear Sirs,


SANOFI-SYNTHELABO - EUR 16,000,000,000 FACILITY AGREEMENT DATED [ ] APRIL 2004 (THE "FACILITY AGREEMENT")


1. We refer to the Facility Agreement. This is a Compliance Certificate as such term is defined in the Facility Agreement. Terms defined in this Compliance Certificate shall have the meanings ascribed to them in the Facility Agreement unless given a different meaning in this Compliance Certificate.


2.    We confirm that: [Insert details of covenants to be certified]


3.    [We confirm that no Default is continuing.]*


Signed: ...


        ..................



        Chief Financial Officer or Chief Executive Officer of
        Sanofi-Synthelabo


--------------------------------------------------------------------------------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 9
                                EXISTING SECURITY



                                      NONE

                                  SCHEDULE 10

                       FORM OF CONFIDENTIALITY UNDERTAKING


[LETTERHEAD OF SELLER/SELLER'S AGENT/BROKER]


To:


                                                   [insert name of Potential
                                                   Purchaser/Purchaser's
                                                   agent/broker]




Re:   THE AGREEMENT

BORROWER:  SANOFI-SYNTHELABO

DATE:      [ ]

AMOUNT:    EUR 16,000,000,0000

AGENT:     BNP PARIBAS

Dear Sirs,


We understand that you are considering [acquiring] /[arranging the acquisition of] an interest in the Facility Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted Disclosure We agree that you may disclose Confidential
      Information:

      (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

      [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]


      [(b/c)](c) subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrowers or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and


      [(c/d)](c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.


3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)](c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.


4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)](c) above.


5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).


6. No Representation, Consequences of Breach, etc. You acknowledge and agree that:


      (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and


      (b) we [or our principal](d) or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.


7. No Waiver; Amendments, etc. This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.


8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.


9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,](d) the Borrowers and each other member of the Group.


10.   Third party rights


      (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us.


      (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.


11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of France and the parties submit to the non-exclusive jurisdiction of the French courts.


12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:


      "CONFIDENTIAL INFORMATION" means any information relating to either Borrower, the Group, the Facility Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;


      "GROUP" means Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies;


      "PERMITTED PURPOSE" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of](b) considering and evaluating whether to enter into the Acquisition; and


      "PURCHASER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies.


      Please acknowledge your agreement to the above by signing and returning the enclosed copy.


      Yours faithfully


      ...................................


      For and on behalf of


      [Seller/Seller's agent/broker]


      To:   [Seller]


            [Seller's agent/broker]


            The Borrower and each other member of the Group





      We acknowledge and agree to the above:


      ...................................


      For and on behalf of


      [Potential Purchaser/Purchaser's agent/broker]

                                  SCHEDULE 11

                                   TIMETABLES




                                          LOANS IN EURO                  LOANS IN AN OPTIONAL
                                                                         CURRENCY
Delivery of a duly completed              11 a.m Paris time              11 a.m Paris time
Utilisation Request (Clause 5.1           3 Business Days                3 Business Days prior to
(Utilisation under Facility A             prior to the                   the proposed Utilisation
and Facility B), Clause 5.2               proposed Utilisation           Date
(Utilisation under Facility C             Date
for the purpose of financing an
Acquisition Payment) or Clause
5.3 (Utilisation under Facility
C for other purposes than
financing an Acquisition
Payment).

Agent determines (in relation             N/A                            11 a.m London time
to a Utilisation) the Base                                               3 Business Days prior to
Currency Amount of the Loan, if                                          the proposed Utilisation
required under Clause 5.5                                                Date
(Lenders' participation)

Agent notifies the Lenders of             Promptly upon                  Promptly upon receipt from
the Loan in accordance with               receipt from the               the Borrower
Clause 5.5 (Lenders'                      Borrower
participation)

Agent receives a notification             N/A                            Quotation Day as of 9 a.m.
from a Lender under Clause 6.2                                           Paris time
(Unavailability of a currency)

                                   SCHEDULE 12
                                FORM OF GUARANTEE

          FIRST DEMAND GUARANTEE (GARANTIE A PREMIERE DEMANDE) BETWEEN:


(1) SANOFI-SYNTHELABO, a French company whose registered office is at 174 avenue de France, 75013 Paris, registered under identification number 395 030 844 RCS Paris, and represented by [ ], duly authorised for the purposes hereof,

                                                    (hereinafter, the GUARANTOR)

(2) BNP PARIBAS, a French company whose registered office is at 16 boulevard des Italiens, 75009 Paris, registered under identification number
      662 042 449 RCS Paris, acting as agent for the account and on behalf of the Lenders (as defined below), and represented by [ ], duly authorised for the purposes hereof,

                                                        (hereinafter, the AGENT)

      WHEREAS:

(A) On [ ] April 2004, the Guarantor has entered into a EUR 16,000,000,000 facility agreement (the FACILITY AGREEMENT) with inter alia BNP Paribas and Merrill Lynch Credit Products as mandated lead arrangers, underwriters and joint-book runners, BNP Paribas and Merrill Lynch Credit Products as original lenders and BNP Paribas as agent.

(B) Pursuant to an accession letter entered into on the date hereof between the Additional Borrower (as defined below), the Guarantor and the Agent (the ACCESSION LETTER), the Additional Borrower has acceded to the Facility Agreement and is therefore entitled to borrow up to a maximum amount of EUR [ ] (or its equivalent in certain other currencies) under the Facility Agreement.

(C) The accession of the Additional Borrower has been made on the condition that the Guarantor enters into this guarantee undertaking (the GUARANTEE) upon the following terms and conditions.

IT IS HEREBY AGREED AS FOLLOWS:


1.    DEFINITIONS

      In this Guarantee except to the extent that the context requires otherwise:

      ADDITIONAL BORROWER means [name and description of the relevant Additional Borrower];

      LENDER means any financial institution which is a lender from time to time under the Facility Agreement (whether originally or following a transfer or an assignment made in accordance with the provisions of the Facility Agreement).

2.    GUARANTEE

(a) The Guarantor irrevocably undertakes in favour of the Agent (for the benefit of the Lenders) to pay to it, upon first demand and in accordance with the terms and conditions set out below, any sums up to EUR [ ](b) (or the equivalent thereof in any other currency) as claimed under the notice referred to below.

(b) The amounts referred to above shall be payable by the Guarantor to the Agent upon first demand from the Agent and such demand shall be made by way of a written notice sent to the Guarantor in the form set out in the Schedule hereto. The Guarantor shall pay such amounts to the Agent within 3 business days following receipt of the aforementioned notice.

(c) The Agent shall be entitled to make a single or several calls to the Guarantor under this Guarantee, subject to not exceeding the overall maximum amount as provided in Clause 2.(a).

(d) This Guarantee constitutes an independent, irrevocable and unconditional undertaking (garantie autonome a premiere demande) by the Guarantor, who expressly waives the right to rely on any exception whatsoever, arising out of the relations between the Agent and/or the Lenders and the Additional Borrower, for the purpose of deferring or releasing itself from the performance of its obligations under this Guarantee.


3.    NO IMPAIRMENT

      As a result of the independent nature of this Guarantee, the Guarantor's obligations hereunder shall in no way be altered, cancelled, reduced or deferred, and the Guarantor shall not be released from performing such obligations, by any of, but not limited to, the following events:

      (a) The nullity, termination, cancellation or expiry of the Facility Agreement or any of its provisions;

      (b) any extension or renewal of the Facility Agreement, or any amendment to any of its provisions, or

      (c) any delay in exercising, failure to exercise or waiving by the Agent and/or the Lenders of any right or means of recourse available to each of them under the terms of the Facility Agreement.


4.    SUBROGATION/SUBORDINATION

(a) Upon payment of any amounts to the Agent under this Guarantee, the Guarantor may, at its request, be subrogated up to the relevant amount paid (and subject to the terms of Clause 4.(b) below), at its expense and at its own risk, in the rights of the Lenders as against the Additional Borrower pursuant to the Facility Agreement.

(b) All rights of, and/or means of recourse available to, the Guarantor as against the Additional Borrower as a result of the subrogation described in Clause 4.(a), or under its direct rights (if any) against the Additional Borrower, shall be subordinated to the Lenders' rights against the Additional Borrower arising under the Facility Agreement and shall be deferred until such time as each Lender confirms that it has

--------------------------------------------------------------------------------
(b) Being 115% of the maximum amount referred to in Whereas (B).

      received all sums payable to it by the Additional Borrower and the Additional Borrower has ceased to be an Additional Borrower under the Facility Agreement.

(c) The Guarantor undertakes to collect, upon request from the Agent and to the extent necessary to pay any amounts claimed under this Guarantee and in order to give full effect to the terms contained in Clause 4.(b), all amounts (or a portion thereof) payable to the Guarantor by the Additional Borrower and to repay all or a portion of such collected amounts to the Agent.


5.    REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

(a)   The Guarantor represents and warrants to the Agent that:

      (i) As from the date on which the Guarantor acquires control over the Additional Borrower, it will be fully aware of the prospects and condition of the Additional Borrower's finances and assets;

      (ii) It is a corporation, duly incorporated and validly existing under the laws of France and it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of the Guarantee and the transactions contemplated by the Guarantee (including the authorisation by its board of directors in accordance with article L.225-35 of the French Code de Commerce).;

      (iii) Subject to Clause 18.15 of the Facility Agreement (Non Applicability), delivery of the Accession Letter constitutes confirmation by the Guarantor that the Repeating Representations (as defined under the Facility Agreement) are true and correct in relation to the Additional Borrower as at the date of delivery as if made by reference to the facts and circumstances then existing.

(b) Each of the aforementioned representations and warranties shall remain in force and shall continue to be effective from the date of execution of this Guarantee until the complete payment or discharge of all amounts payable under this Guarantee.


6.    FURTHER UNDERTAKINGS OF THE GUARANTOR

      For the duration of this Guarantee and until all sums payable under this Guarantee have been paid and all other obligations on the Guarantor under this Guarantee have been satisfied, the Guarantor undertakes:

(a) to hold (directly or indirectly) at least 50.01% of the capital and voting rights in the Additional Borrower (a "CONTROLLING STAKE") for so long as there are loans outstanding under the Facility Agreement to the Additional Borrower and unless such loans are repaid in full on or prior to the date on which the Guarantor ceases to hold directly or indirectly a Controlling Stake;

(b) to provide the Agent with any additional information or estimates which the Agent may reasonably require from time to time in accordance with Clause 19.4 of the Facility Agreement.


7.    TAX

      If, for any reason, the Guarantor has to deduct, withhold or levy any amount from the sums payable by it under this Guarantee, such sums shall to the extent permitted by French Law be increased by the amount necessary to ensure that each Lender receives, after any such deduction, withholding or other levy, a net amount equal to that which it would have received if no such deduction, withholding or levy had been made.


8.    TERM - NOTICES

(a) This Guarantee shall terminate on 30 June 2009 or on such earlier date as the Agent (acting on the instructions of the Lenders) may specify in a notice of release. Any calls received after such date shall be inoperative.

(b) Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

(c) The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Guarantee is:

      (i)   in the case of the Company:

                      Address:     Sanofi-Synthelabo
                                   [Address]
                                   [Address]
                      Fax number:  +[ ][_________]
                      Attention:   [____________]

      (ii)  in the case of the Agent:

                      Address:     BNP Paribas
                                   [Address]
                                   [Address]
                      Fax number:  +[ ][_________]
                      Attention:   [____________]

Or such other address as may be notified by either party to the other from time to time.


9.    MISCELLANEOUS PROVISIONS

(a) This Guarantee shall automatically benefit to each Lender under the Facility Agreement without any notice or carrying of any formality.

(b) The Agent shall deliver a notice of release to the Guarantor when the Additional Borrower ceases to be an Additional Borrower pursuant to Clause 24.3(b) of the Facility Agreement (Resignation of a Borrower).


10.   GOVERNING LAW / JURISDICTION

(a)   This Guarantee is governed by French law.

(b) The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a DISPUTE). This clause is for the benefit of the Agent and the Lenders only. As a result, neither the Agent nor the Lenders shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Agent and/or the Lenders may take concurrent proceedings in any number of jurisdictions.

Signed in [ ] in [ ] originals

On [ ]


------------------------------          ---------------------------
SANOFI-SYNTHELABO                       BNP PARIBAS

Represented by: [   ]                   Represented by: [   ]

                                    ANNEXE 1

                                 FORM OF NOTICE

[Letterhead of the Agent]

To:   [the Guarantor]

[ ]

[ ]

Attention:

[Date]

Dear Sirs,

We refer to the first demand guarantee dated [-] entered into by your company for the benefit of the Lenders under the Facility Agreement.

We request that you forthwith pay us (for the account of the Lenders) [currency and amount] by way of a credit transfer to the following account: [-].

For information purposes only, we certify that an amount at least equal to the amount claimed under this notice is due and payable but unpaid as at the date hereof by [name of the relevant Additional Borrower] under the Facility Agreement.

Yours faithfully,

[the Agent]

                                   SCHEDULE 13
                              MATERIAL SUBSIDIARIES

1.    Sanofi Winthrop Industries

2.    Sanofi-Synthelabo Inc

3.    Sanofi-Synthelabo France

4.    Sanofi-Synthelabo Gmbh

                                   SIGNATORIES

THE COMPANY

SANOFI-SYNTHELABO SA

BY:   JEAN-CLAUDE LEROY


THE MANDATED LEAD ARRANGERS, UNDERWRITERS AND JOINT-BOOK RUNNERS

BNP PARIBAS SA

BY:   MICHEL KONCZATY AND BRUNO TASSART






MERRILL LYNCH CREDIT PRODUCTS LLC

BY:   STEPHEN WELLINGTON



THE ORIGINAL LENDERS

BNP PARIBAS SA

BY:   MICHEL KONCZATY AND BRUNO TASSART






MERRILL LYNCH CREDIT PRODUCTS LLC

BY:   STEPHEN WELLINGTON





THE AGENT

BNP PARIBAS SA

BY:   MICHEL KONCZATY AND BRUNO TASSART



THE PRESENTING BANK

BNP PARIBAS SA

BY:   THIERRY VARENE AND CHRISTOPHE JALINOT